                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into
                                                   ---------
this 24th day of June, 1999, by and among THINK NEW IDEAS, INC., a Delaware corporation (the "Company"), ANSWERTHINK CONSULTING GROUP, INC., a Florida
                  -------
corporation ("Acquiror"), and DARWIN ACQUISITION CORP., a Delaware corporation
              --------
("Merger Sub").
  ----------

          WHEREAS, Merger Sub is a newly formed corporation, organized and existing under the laws of the State of Delaware;

          WHEREAS, each of the Boards of Directors of the Company, Acquiror and Merger Sub has each determined that it is fair to, advisable, and in the best interests of, its respective stockholders that Merger Sub, a wholly-owned subsidiary of Acquiror, be merged with and into the Company (the "Merger")
                                                                  ------
pursuant to and subject to the terms and conditions of this Agreement and the Delaware General Corporation Law ("Delaware Law");
                                   ------------

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Acquiror to enter into this Agreement, certain holders (the "Company Principal Holders") of
                                                 -------------------------
common stock, par value $.0001 per share, of the Company ("Company Common
                                                           --------------
Stock"), have entered into an agreement with Acquiror (the "Company Voting
                                                            --------------
Agreement"), pursuant to which, among other things, the Company Principal
---------
Holders have agreed to vote their shares of Company Common Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement;

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of the Company to enter into this Agreement, certain holders (the "Acquiror Principal Holders") of
                                                 --------------------------
common stock, par value $.001 per share, of Acquiror ("Acquiror Common Stock"),
                                                       ---------------------
have entered into an agreement with the Company (the "Acquiror Voting
                                                      ---------------
Agreement"), pursuant to which, among other things, the Acquiror Principal Holders have agreed to vote their shares of Acquiror Common Stock in favor of the issuance of Acquiror Common Stock pursuant to the terms of this Agreement (the "Stock Issuance");
      --------------

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into this Agreement, the Company and Acquiror have entered into a Stock Option Agreement (the "Option Agreement"), pursuant to which the
                                    ----------------
Company has granted to Acquiror an irrevocable option to purchase from the Company up to a number of authorized but unissued shares of Company Common

Stock representing 19.9% of the outstanding shares of Company Common Stock, upon the terms and subject to the conditions set forth therein;

          WHEREAS, for United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)2(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and
                                                                  ----

          WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP") and the rules and regulations
                                           ----
of the Securities and Exchange Commission (the "SEC").
                                                ---

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


ARTICLE I.
THE MERGER

     SECTION 1.1.   The Merger.

          Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.2) the Merger shall be effected pursuant to which Merger
           -----------
Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall become a wholly-owned
               ---------------------
subsidiary of Acquiror.

     SECTION 1.2.   Effective Time.

          As promptly as practicable on the Closing Date (as defined in Section
                                                                        -------
1.6), the parties hereto shall cause the Merger to be consummated by filing a
---
certificate of merger (the "Certificate of Merger") with the Secretary of State
                            ---------------------
of the State of Delaware, as required by, and executed in accordance with the relevant provisions of, Delaware Law and in such form as approved by the Company and Acquiror prior to such filing (the time of the filing of the Certificate of Merger or the time specified therein being the "Effective Time").
                                                --------------

     SECTION 1.3.   Effect of the Merger.

          At the Effective Time, the effect of the Merger shall be as set forth herein and as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4.   Certificate of Incorporation; Bylaws.

          At the Effective Time: (a) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Certificate of Merger, shall become the certificate of incorporation of the Surviving Corporation, and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation.

     SECTION 1.5.   Directors and Officers.

          The officers and directors of the Surviving Corporation immediately upon effectiveness of the Merger shall be as set forth on Schedule 1.5 hereto
                                                          ------------
(as may be modified by Acquiror in its sole and absolute discretion). Each such officer and director shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and until his or her respective successors is duly elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

     SECTION 1.6.   Closing.

          Subject to the terms and conditions of this Agreement (including, without limitation, the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII hereof) the parties agree to consummate the
                        ------------
Merger and the other transactions described herein (the "Closing") on a date
                                                         -------
mutually agreed upon by Acquiror and the Company which shall be within two (2) Business Days after the later of (a) the date on which the Company shall have obtained the Company Stockholder Approval pursuant to Section 7.3(b) and (b) the
                                                      --------------
date on which Acquiror shall have obtained the Acquiror Stockholder Approval pursuant to Section 7.3(c), unless the Company and Acquiror shall agree in
            --------------
writing to another date (the date of the Closing is referred to herein as the

"Closing Date").  The Closing shall take place at 10:00 a.m., local time, on the
-------------
Closing Date at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, unless another place is agreed to in writing by the Company and the Acquiror.

     SECTION 1.7.   Subsequent Actions.

          If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of the Company or the Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.8.   Tax and Accounting Treatment of the Merger.

          It is intended by the parties hereto that the Merger shall (a) constitute a reorganization of Merger Sub and the Company within the meaning of
Section 368(a)2(E) of the Code, and (b) be accounted for as a pooling of interests under GAAP and the rules and regulations of the SEC. The parties hereby adopt this Agreement as a "plan of reorganization" of Merger Sub and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.


ARTICLE II.
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.1.   Conversion of Securities.

          At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, the Company or the holders of any of the securities referred to in this Section 2.1:
                               -----------

          (a)  Common Stock.  Each share of Company Common Stock (excluding any
               ------------
shares of Treasury Stock (as hereinafter defined)) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 0.70 (the

"Exchange Ratio") share of Acquiror Common Stock.  The shares of Acquiror
 --------------
Common Stock issuable to the holders of Company Common Stock outstanding immediately prior to the Effective Time (each, a "Holder" and collectively, the
                                                  ------
"Holders") pursuant hereto, together with payments of cash in lieu of fractional
 -------
shares as provided in Section 2.1(d), shall be referred to hereinafter as the "Merger Consideration". All such shares of Company Common Stock shall
 --------------------
automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares (a "Certificate" and
                                                      -----------
collectively, the "Certificates") shall thereafter represent only the right to
                   ------------
receive the Merger Consideration. At the Effective Time, the Holders shall cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration and as otherwise provided herein or afforded by applicable law;

          (b)  Treasury Stock.  All shares of capital stock of the Company held
               --------------
in the treasury of the Company immediately prior to the Effective Time

("Treasury Stock") shall be canceled and extinguished without any conversion
----------------
thereof and no amount or other consideration shall be delivered or deliverable in exchange therefor;

          (c) Merger Sub Stock.  Each share of common stock, par value $.01 per
              ----------------
share, of Merger Sub issued and outstanding immediately prior to the Effective Time ("Merger Sub Stock") shall be converted into and exchanged for one (1) duly
       ----------------
and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation; and

          (d) No Fractional Shares.  No certificate representing any fractional
              --------------------
part of a share of Acquiror Common Stock shall be issued pursuant to Section
                                                                     -------
2.1(a) and, other than the right to receive a payment pursuant to this Section
-----                                                                  -------
2.1(d), any such fractional interest to which any Holder would otherwise be
------
entitled pursuant to Section 2.1(a) shall not entitle such Holder to any rights
                     --------------
as a securityholder of Acquiror. Notwithstanding any other provision hereof, all Holders otherwise entitled to receive fractional shares of Acquiror Common Stock pursuant to Section 2.1(a) shall be entitled to receive, in lieu thereof,
                  --------------
cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Acquiror Common Stock to which the Holder would otherwise be entitled under Section 2.1(a) multiplied by (ii) the closing price per share of
               --------------
Acquiror Common Stock as reported on Nasdaq on the Closing Date.

     SECTION 2.2.   Exchange of Certificates.

          (a)  Exchange Agent.  Prior to the Effective Time, Acquiror shall
               --------------
deposit with BankBoston, N.A. (the "Exchange Agent") for the benefit of the
                                    --------------
Holders for issuance and payment in accordance with this Article II:  (i) the
                                                         ----------
shares of Acquiror Common Stock issuable pursuant to Section 2.1(a), and
                                                     --------------

(ii) cash in an amount sufficient to make payment for fractional parts of shares under Section 2.1(d) (such shares of Acquiror Common Stock and cash being
      --------------
hereinafter referred to as the "Exchange Fund").  At the Effective Time,
                                -------------
Acquiror shall cause the Exchange Agent, pursuant to irrevocable instructions delivered to the Exchange Agent prior thereto, to deliver Acquiror Common Stock (and cash for fractional parts of shares thereof) contemplated to be issued and paid pursuant to Sections 2.1(a) and (d) out of the Exchange Fund. The Exchange
                 -----------------------
Fund shall not be used for any purpose other than as set forth in this
Section 2.2(a).
--------------

          (b)  Payment Procedures.  Promptly after the Effective Time, Acquiror
               ------------------
shall cause the Exchange Agent to mail to each Holder who, as of the Effective Time, holds a Certificate or Certificates that immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (excluding any Treasury Stock): (i) a form letter of transmittal; and (ii) instructions for use in effecting the surrender of the Certificates for cancellation and delivery in exchange therefor of the Merger Consideration. Upon surrender to the Exchange Agent and cancellation of a Certificate, together with such letter of transmittal duly executed and any other reasonably required documents, the Holder of such Certificate shall be entitled to receive in exchange therefor the applicable amount of the Merger Consideration as determined pursuant to Section
                                                                        -------
2.1(a) and Section 2.1(d).  In the event of a surrender of a Certificate
------     --------------
representing shares of Company Common Stock which are not registered in the transfer records of the Company under the name of the Holder surrendering such Certificate, a certificate representing the proper number of shares of Acquiror Common Stock may be issued to a Person other than the Holder in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of shares of Acquiror Common Stock to a Person other than the Holder of such Certificate or shall establish to the satisfaction of Acquiror that such Taxes have been paid or are not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for
                            -----------
all purposes only the right to receive the applicable amount of the Merger Consideration with respect thereto as determined pursuant to Section 2.1(a) and
                                                             --------------
Section 2.1(d), in each case without any interest thereon.
--------------

          (c)  Issuances to Affiliates.  Notwithstanding anything herein to the
               -----------------------
contrary, any Certificate surrendered for exchange by any Affiliate of the Company shall not be exchanged until Acquiror shall have received a signed agreement from such Affiliate (an "Affiliate Agreement") as provided in Section
                                   -------------------                  -------
7.11 hereof.
----

          (d)  No Further Rights in Stock.  All shares of Acquiror Common Stock
               --------------------------
issued upon the surrender for exchange of Certificates pursuant to Section 2.1
                                                                   -----------
and in accordance with this Section 2.2 (and any cash paid pursuant hereto)
                            -----------
shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Company as the Surviving Corporation of the shares of Company Common Stock represented by such Certificates which were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to Acquiror, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided herein, except as otherwise provided by law.

          (e)  Investment of Exchange Fund.  The Exchange Agent shall invest any
               ---------------------------
cash included in the Exchange Fund, as directed by Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to Acquiror.

          (f)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               ----------------------------
that remains undistributed to the Holders for twelve (12) months after the Effective Time shall be delivered to Acquiror, upon demand, and any Holder that has not theretofore complied herewith shall thereafter look only to the Surviving Corporation and Acquiror for the applicable amount of the Merger Consideration and cash payments in lieu of fractional shares, if any, to which such Holder is entitled pursuant hereto.

          (g)  No Liability.  Neither Acquiror nor the Surviving Corporation
               ------------
shall be liable to any Holder for any Acquiror Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)  Withholding of Tax.  Acquiror or the Exchange Agent shall be
               ------------------
entitled to deduct and withhold from the applicable amount of the Merger Consideration otherwise issuable to, and any cash payments in lieu of fractional shares otherwise payable to, any Holder such amounts as Acquiror (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror (or any Affiliate thereof) or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of whom such deduction and withholding was made by Acquiror (or any Affiliate thereof) or the Exchange Agent.

          (i)  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the Person claiming such loss, theft or destruction and, the granting of a reasonable indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to such Certificate (and, if required by

Acquiror in the case of any Certificate or Certificates from any Holder representing more than Ten Thousand (10,000) shares of Company Common Stock, the posting by such Person of a bond, in such reasonable amount as Acquiror may direct). Acquiror shall cause the Exchange Agent to issue to such Person the applicable amount of the Merger Consideration and any cash payments with respect to such lost, stolen or destroyed Certificate to which the Holder thereof may be entitled pursuant to this Article II.
                          ----------

     SECTION 2.3.   Assumption of Obligations to Issue Stock.

          (a)  Company Options.  As of the Effective Time, each outstanding
               ---------------
Option (as hereinafter defined) shall be converted into an option to acquire Acquiror Common Stock as provided in this Section 2.3(a). The term "Option"
                                          --------------             ------
shall mean any option to purchase or acquire shares of Company Common Stock granted under the Company's 1997 Stock Option Plan or 1998 Stock Option Plan, each as amended (collectively, the "Company Stock Option Plans"), and any option
                                    --------------------------
to acquire or purchase shares of Company Common Stock granted in connection with the March 1999 Financing. Following the Effective Time, each Option shall continue to have, and shall be subject to, the terms and conditions of each agreement pursuant to which such Option was subject immediately prior to the Effective Time (including, in the case of each Option granted under either of the Company Stock Option Plans, the terms and conditions of the Company Stock Option Plan under which such Option was granted, and, in the case of each Option granted in connection with the March 1999 Financing, the terms and conditions of the March 1999 Financing), except that: (i) each Option (as converted pursuant to this Section 2.3(a)) shall be exercisable for that number of whole shares of
        --------------
Acquiror Common Stock equal to the product of (A) the aggregate number of shares of Company Common Stock for which such Option was exercisable at the Effective Time, multiplied by (B) the Exchange Ratio, provided, however, that no
                                            --------  -------
fractional shares of Acquiror Common Stock shall be issued upon the exercise of any Option (as converted pursuant to this Section 2.3(a)) and (1) the holder of
                                          --------------
any Option (as converted pursuant to this Section 2.3(a)) granted under either
                                          --------------
of the Company Stock Option Plans otherwise exercisable for a fractional share of Acquiror Common Stock shall be entitled to receive, upon exercise thereof, cash (without interest) in such amount to which such holder would otherwise be entitled as determined pursuant to the provisions of the applicable Company Stock Option Plan and the agreement under which such Option was granted (provided that all references in such Company Stock Option Plan and such agreement to the Company shall be references to Acquiror and references to the Company's Common Stock shall be references to Acquiror Common Stock), and (2) the holder of any Option (as converted pursuant to this Section 2.3(a)) granted
                                                        --------------
in connection with the March 1999 Financing otherwise exercisable for a fractional share of Acquiror Common Stock shall be entitled to receive, upon exercise thereof, cash (without interest) in an amount equal to the product of
(x) such fractional part of a share of

Acquiror Common Stock to which the holder would otherwise be entitled multiplied by (y) the closing price per share of Acquiror Common Stock as reported on Nasdaq on the date of exercise of such Option (as converted pursuant to this
Section 2.3(a)); and (ii) the exercise price per share of Acquiror Common Stock
--------------
issuable pursuant to each Option (as converted pursuant to this Section 2.3(a))
                                                                --------------
shall be equal to the exercise price per share of Company Common Stock under such Option at the Effective Time divided by the Exchange Ratio, rounded to the nearest whole cent. The assumption and substitution of Options as provided herein shall not give the holders of such Options additional benefits or additional (or accelerated) vesting rights which they did not have immediately prior to the Effective Time or relieve the holders of such Options from any obligations or restrictions applicable to their Options or the shares obtainable upon exercise of the Options. The adjustment provided herein with respect to any Options that are "incentive stock options" (as defined in Section 422 of the
Code) shall be and is intended to be, effected in a manner that is consistent with continued treatment of such Options as "incentive stock options" under
Section 424(a) of the Code. Each Company Stock Option Plan shall be assumed by Acquiror with respect to all outstanding Options granted under such Company Stock Option Plan as of the Effective Time, provided, however, that no further options to purchase or acquire shares of Company Common Stock or other awards or rights shall be granted under either of the Company Stock Option Plans after the Effective Time. The duration and other terms of the converted options provided for in this Section 2.3(a) shall be the same as the Options except that all
            --------------
references to the Company shall be references to Acquiror and references to the Company's Common Stock shall be references to Acquiror Common Stock. Acquiror shall take all corporate action reasonably necessary to reserve for issuance, at all times any converted options provided for in this Section 2.3(a) are
                                                     --------------
outstanding, a sufficient number of shares of Acquiror Common Stock for delivery upon the exercise of such converted options.

          (b)  Form S-8.  Acquiror shall: (i) promptly following the Effective
               --------
Time, file one or more registration statements on Form S-8 (or amend existing registration statements on Form S-8) to become effective as soon as practicable after the Effective Time with respect to the shares of Acquiror Common Stock subject to Options outstanding as of the Effective Time (as converted pursuant to Section 2.3(a)) that were granted under the Company Stock Option Plans; (ii)
   --------------
use reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options (as converted pursuant to Section
                                                                         -------
2.3(a)) remain outstanding; and (iii) promptly following the Effective Time
------
prepare and submit to Nasdaq the Notification of Additional Listing of Shares relating to inclusion for quotation on Nasdaq the shares of Acquiror Common Stock subject to such Options (as converted pursuant to Section 2.3(a)) and use
                                                        --------------
reasonable efforts to cause such securities to be approved for quotation on Nasdaq as soon as practicable after the Effective Time, subject to official notice of issuance.

          (c)  Warrants.  As of the Effective Time, each outstanding Warrant (as
               --------
hereinafter defined) shall be converted into a warrant to acquire shares of Acquiror Common Stock as provided in this Section 2.3(c). The term "Warrant"
                                          --------------             -------
shall mean any warrant to purchase shares of Company Common Stock issued or issuable pursuant to the March 1999 Financing and each Commonwealth Associates Warrant. Following the Effective Time, each Warrant shall continue to have, and shall be subject to, the terms and conditions of each agreement or other instrument pursuant to which such Warrant was subject immediately prior to the Effective Time (including, in the case of each Warrant granted issued or issuable pursuant to the March 1999 Financing, the terms and conditions of the March 1999 Financing, and in the case of each Commonwealth Associates Warrant, the terms and conditions of the applicable Commonwealth Associates Warrant), except that: (i) each such Warrant (as converted pursuant to this Section
                                                                  -------
2.3(c)) shall be exercisable or convertible for that number of whole shares of Acquiror Common Stock equal to the product of (A) the aggregate number of shares of Company Common Stock for which such Warrant was exercisable or convertible at the Effective Time, multiplied by (B) the Exchange Ratio; provided, however,
                                                          --------  -------
that no fractional shares of Acquiror Common Stock shall be issued upon the exercise or conversion of any Warrant (as converted pursuant to this Section
                                                                     -------
2.3(c)) and (1) the holder of any Warrant (as converted pursuant to this Section
------                                                                   -------
2.3(c)) issued or issuable under the March 1999 Financing otherwise exercisable
------
for or convertible into a fractional share of Acquiror Common Stock shall be entitled to receive, upon exercise or conversion thereof, cash (without interest) in an amount equal to such fractional share to which such holder would otherwise be entitled multiplied by the Market Price (as defined in and determined pursuant to the terms of the March 1999 Financing except that all references therein to the Company or Company Common Stock shall be interpreted as references to Acquiror and Acquiror Common Stock) of a share of Acquiror Common Stock on the date of such exercise or conversion, and (2) the holder of any Commonwealth Associates Warrant (as converted pursuant to this Section
                                                                   -------
2.3(c)) otherwise exercisable for or convertible into a fractional share of
------
Acquiror Common Stock shall be entitled to receive, upon exercise or conversion thereof, cash (without interest) in an amount equal to such fractional share of Acquiror Common Stock to which such holder would otherwise be entitled multiplied by the fair market value (as determined pursuant to the provisions of the applicable Commonwealth Associates Warrant except that all references therein to the Company or Company Common Stock shall be interpreted as references to Acquiror and Acquiror Common Stock) of a share of Acquiror Common Stock on the date of such exercise or conversion, and (ii) the exercise or conversion price per share of Acquiror Common Stock issuable pursuant to each such Warrant (as converted pursuant to this Section 2.3(c)) shall be equal to
                                            --------------
the exercise or conversion price per share of Company Common Stock under such Warrant at the Effective Time divided by the Exchange Ratio rounded to the nearest whole cent. The assumption and substitution of Warrants as provided herein shall not give the holders of such Warrants additional benefits or additional (or accelerated) vesting rights which they did not have immediately prior to the Effective Time or relieve the holders of the Warrants of any obligations or restrictions applicable to their Warrants or the shares obtainable upon exercise or conversion of the Warrants. The duration and other terms of the converted warrants provided for in this Section 2.3(c) shall be the
                                                     --------------
same as the Warrants except that all references to the Company shall be references to Acquiror and references to the Company's Common Stock shall be references to Acquiror Common Stock. Acquiror shall take all corporate action reasonably necessary to reserve for issuance, at all times any converted warrants provided for in this Section 2.3(c) are outstanding, a sufficient
                              --------------
number of shares of Acquiror Common Stock for delivery upon the exercise or conversion of such converted warrants.

          (d)  Director Options.  As of the Effective Time, each outstanding
               ----------------
Director Option (as hereinafter defined) shall be converted into an option to acquire Acquiror Common Stock as provided in this Section 2.3(d). The term
                                                  --------------
"Director Option" shall mean any option to purchase or acquire shares of Company
----------------
Common Stock granted to any director of the Company in such individual's capacity as a director (specifically excluding any Options granted under either of the Company Stock Option Plans). Following the Effective Time, each Director Option shall continue to have, and shall be subject to, the terms and conditions of each agreement pursuant to which such Director Option was subject immediately prior to the Effective Time, except that: (i) each Director Option (as converted pursuant to this Section 2.3(d)) shall be exercisable for that number of whole
                 --------------
shares of Acquiror Common Stock equal to the product of (A) the aggregate number of shares of Company Common Stock for which such Director Option was exercisable at the Effective Time, multiplied by (B) the Exchange Ratio, provided, however,
                                                             --------  -------
that no fractional shares of Acquiror Common Stock shall be issued upon the exercise of any Director Option (as converted pursuant to this Section 2.3(d))
                                                               --------------
and the holder of any Director Option (as converted pursuant to this Section
                                                                     -------
2.3(d)) otherwise exercisable for a fractional share of Acquiror Common Stock
------
shall be entitled to receive, upon exercise thereof, cash (without interest) in an amount equivalent to the fair market value (at the time of exercise) of the fractional share of Acquiror Common Stock to which such holder would otherwise be entitled (as determined pursuant to the provisions of the applicable Director Option agreement); and (ii) the exercise price per share of Acquiror Common Stock issuable pursuant to each Director Option (as converted pursuant to this

Section 2.3(d)) shall be equal to the exercise price per share of Company Common
--------------
Stock under such Director Option at the Effective Time divided by the Exchange Ratio, rounded to the nearest whole cent. The assumption and substitution of Director Options as provided herein shall not give the holders of such Director Options additional benefits or additional (or accelerated) vesting rights which they did not have immediately prior to the Effective Time or relieve the holders of such Director Options from any obligations or restrictions applicable to their Director Options or the shares obtainable upon exercise of their Director Options. Each agreement pursuant to which any Director Option was granted shall be assumed by Acquiror with respect to all outstanding Director Options granted under such agreement as of the Effective Time, provided, however, that no further options to purchase or acquire shares of Company Common Stock or other awards or rights shall be granted to any director of the Company after the date hereof except as permitted pursuant to Section 6.2(d)(i) of this Agreement. The
                                       -----------------
duration and other terms of the converted options provided for in this Section
                                                                       -------
2.3(d) shall be the same as the Director Options except that all references to
------
the Company shall be references to Acquiror and references to the Company's Common Stock shall be references to Acquiror Common Stock. Acquiror shall take all corporate action reasonably necessary to reserve for issuance, at all times any converted Director Options provided for in this Section 2.3(d) are
                                                    --------------
outstanding, a sufficient number of shares of Acquiror Common Stock for delivery upon the exercise of such converted Director Options.

     SECTION 2.4.   Stock Transfer Books.

          At the Effective Time, the transfer books of the Company with respect to all shares of capital stock or other securities of the Company shall be closed and no further registration of transfers of such shares of capital stock or other securities shall thereafter be made on the records of the Company.

     SECTION 2.5.  Certain Adjustments.

          If between the date hereof and the Effective Time, the outstanding shares of Company Common Stock or Acquiror Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.


ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Acquiror and Merger Sub, subject to the exceptions set forth herein and in the Company's disclosure schedules (which exceptions shall specifically identify a section, subsection or clause of a single section or subsection hereof, as applicable, to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such section, subsection or clause hereof and any other section, subsection or clause hereof to which such disclosure reasonably relates) that:

     SECTION 3.1.   Organization and Qualification; Subsidiaries.

          Each of the Company and each Subsidiary (as defined below) of the Company (each a "Company Subsidiary" and collectively, the "Company
                 ------------------                         -------
Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company and each Company Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties that are owned, operated or leased or the nature of its business makes such qualification necessary, except for such failures which would not have a Material Adverse Effect on the Company. Each of the Company and each Company Subsidiary has the requisite corporate power and authority to own, operate, lease and otherwise to hold its assets and properties and to carry on its business as now being conducted, except for such failures which would not have a Material Adverse Effect on the Company. The Company has no Subsidiaries other than those listed in Schedule 3.1, each of which is wholly-owned by the
                           ------------
Company, or any direct or indirect beneficial ownership of any securities, equity or other ownership interest in any Person other than those listed in
Schedule 3.1.
------------

     SECTION 3.2.   Certificate of Incorporation and Bylaws.

          The Company has heretofore delivered to Acquiror a complete and correct copy of the certificate or articles of incorporation and the bylaws of the Company and each Company Subsidiary, each as amended to date. Each such certificate or articles of incorporation and bylaws is in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation or bylaws.

     SECTION 3.3.   Capitalization.

          (a) The authorized capital stock of the Company consists of fifty million (50,000,000) shares of Company Common Stock and five million (5,000,000) shares of preferred stock, par value $.0001 per share ("Company Preferred
                                                        -----------------
Stock"). As of the date hereof: (i) ten million ninety-one thousand nine hundred two (10,091,902) shares of Company Common Stock are issued and outstanding (which includes all shares issued into escrow as of the date hereof); (ii) no shares of Company Preferred Stock are issued and outstanding;
(iii) two million four hundred sixty-two thousand eight hundred seventeen (2,462,817) shares of Company Common Stock are reserved for issuance upon the exercise of the Options granted under the Company Stock Option Plans; (iv) five hundred thirty thousand five hundred four (530,504) shares of Company Common Stock are reserved for issuance upon the exercise of the Options granted in connection with the March 1999 Financing; (v) one hundred forty thousand (140,000) shares of Company Common Stock are reserved for issuance upon the exercise of the Director Options; (vi) two hundred eighty thousand three hundred thirty one (280,331) shares of Company Common Stock are reserved for issuance upon exercise of the Warrants issued or issuable pursuant to the March 1999 Financing; (vii) twelve thousand one hundred twenty (12,120) shares of Company Common Stock are reserved for issuance upon exercise of the Commonwealth Associates Warrants; (viii) no shares of Company Common Stock are reserved for issuance (and not already issued into escrow) pursuant to the Earnout Agreements (as hereinafter defined); and (ix) no shares of Company Common Stock are held in the Company's treasury as Treasury Stock.
Schedule 3.3 sets forth a complete and correct list, as of the date hereof, of
------------
the number of shares of Company Common Stock subject to the Options, Director Options and the Warrants and the number of shares of Company Common Stock issuable pursuant to the Earnout Agreements, in each case including the dates of grant and exercise or conversion prices thereof and, in the case of shares issuable pursuant to the Earnout Agreements, the terms of issuance of such shares.

          (b) All outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the Options, Director Options, Warrants and Earnout Agreements will be, when issued in accordance with the respective terms of such Options, Director Options, Warrants and Earnout Agreements (without taking into account the effects of the consummation of the Merger), duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the shares of Company Common Stock outstanding as of the date hereof and the shares of Company Common Stock issuable pursuant to the Option Agreement, Options, Director Options, Warrants and Earnout
Agreements: (i) there are not issued, reserved for issuance or outstanding
(A) any shares of capital stock or other voting securities of the Company or any Company Subsidiary, (B) any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities or ownership interests of the Company or any Company Subsidiary, (C) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for capital stock or voting securities of or other ownership interests in, the Company or any Company Subsidiary, and (ii) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (c)  Except the Option Agreement and except as described in Schedule
                                                                      --------
3.3, neither the Company nor any Company Subsidiary is a party to any agreement
---
restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the Company Stock Option Plans, antidilutive rights with respect to, any of the securities of the Company or any of the Company Subsidiaries that are outstanding or that may be subsequently issued upon the conversion or exercise of any instrument or otherwise.

          (d) The Company represents and warrants to Acquiror and Merger Sub that as of the Effective Time, the aggregate number of outstanding shares of Company Common Stock (assuming full exercise of the Options, Director Options, Warrants and the issuance of all Company Common Stock issuable under the Earnout Agreements) shall not exceed fifteen million five hundred thousand (15,500,000) shares.

     SECTION 3.4.   Authority.

          The Company has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approval of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders as required by Delaware Law and as contemplated in

Section 7.3(b) ("Company Stockholder Approval"), to perform its obligations
--------------   ----------------------------
hereunder and to consummate the transactions contemplated hereby. Except for Company Stockholder Approval, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity (it being understood that, with respect to the Company's obligation to consummate the Merger, the Company Stockholder Approval is required as set forth herein and that nothing in this Agreement shall be construed or interpreted as a guaranty by the Company that such approval will be obtained).

     SECTION 3.5.   No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not: (i) conflict with or violate the certificate or articles of incorporation or bylaws of the Company or any Company Subsidiary; (ii) subject to obtaining the approvals and compliance with the requirements set forth in
Section 3.5(b), conflict with or violate any Order applicable to the Company or
--------------
any Company Subsidiary or by which any of their respective properties or assets is bound or affected; or (iii) except as set forth in Schedule 3.5, result in
                                                      ------------
any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not: (x) prevent or, to the knowledge of the Company, delay in any material respect, consummation of the Merger; (y) otherwise prevent the Company from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on the Company.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require by, with respect to or on behalf of the Company or any Company Subsidiary any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except: (i) for (A) applicable requirements, if any, of
--------------------
the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the
                                                      ------------
Securities Act of 1933, as amended (the "Securities Act"), state takeover laws,
                                         --------------
the National Association of Securities Dealers, Inc. (the "NASD"), the Nasdaq
                                                           ----
National Market ("Nasdaq") and the Hart-Scott-Rodino Antitrust Improvements Act
                  ------
of 1976, as amended (the "HSR Act"), (B) applicable requirements, if any, of the
                          -------
consents, approvals, authorizations or permits described in Schedule 3.5, and
                                                            ------------
(C) filing and recordation of appropriate merger documents as required by Delaware Law; or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not:
(x) prevent or, to the knowledge of the Company, delay in any material respect consummation of the Merger; (y) otherwise prevent the Company from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on the Company.

     SECTION 3.6.   SEC Filings; Financial Statements.

          (a) The Company has filed all forms, reports, statements and other documents required to be filed with the SEC since November 26, 1996, and has heretofore furnished to Acquiror, in the form filed with the SEC since such date, together with any amendments thereto, all of its: (i) Annual Reports on Form 10-KSB; (ii) Quarterly Reports on Form 10-QSB; (iii) proxy statements relating to meetings of stockholders (whether annual or special); (iv) reports on Form 8-K; and (v) other reports or registration statements filed by the Company and such Company Subsidiaries (collectively, the "Company SEC Reports").
                                                          -------------------
As of their respective filing dates, the Company SEC Reports: (x) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable; and (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The audited consolidated financial statements and unaudited interim financial statements of the Company (including the notes and schedules thereto) contained or incorporated by reference in the Company SEC Reports (the "Company Financial Statements") complied in all material respects with
 ----------------------------
applicable GAAP accounting requirements and with the rules and regulations of the SEC with respect thereto. The Company Financial Statements present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the periods indicated, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

     SECTION 3.7.   No Undisclosed Liabilities.

          Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except: (a) liabilities or obligations reflected in the Company SEC Reports; (b) liabilities or obligations incurred since March 31, 1999 in the ordinary course of business consistent with past practices which have not had and are not reasonably likely to have a Material Adverse Effect on the Company (without taking into account the effects of the consummation of the Merger, except for liabilities or obligations the Company has knowledge of as of the date hereof); and (c) liabilities or obligations which have not had and are not reasonably likely to have a Material Adverse Effect on the Company (without taking into account the effects of the consummation of the Merger, except for liabilities or obligations the Company has knowledge of as of the date hereof).

     SECTION 3.8.   Absence of Certain Changes or Events.

          Except as disclosed in the Company SEC Reports, since March 31, 1999, there has not been any Material Adverse Effect on the Company.

     SECTION 3.9.   Absence of Litigation.

          Except as set forth in the Company SEC Reports or in Schedule 3.9,
                                                               ------------
there are: (a) no claims, actions, suits, investigations or proceedings pending or, to the Company's knowledge, threatened against the Company or any of the Company Subsidiaries before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that have had or would be reasonably likely to have a Material Adverse Effect on the Company (without taking into account the effects of the consummation of the Merger, except for claims, suits, investigations or proceedings the Company has knowledge of as of the date hereof) or that would prevent or enjoin, or, to the knowledge of the Company, delay in any material respect, consummation of the Merger or any of the other transactions contemplated hereby or by the Option Agreement; and (b) no Orders of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary that have had or would be reasonably likely to have a Material Adverse Effect on the Company (without taking into account the effects of the consummation of the Merger, except for Orders the Company has knowledge of as of the date hereof) or that would prevent or enjoin, or, to the knowledge of the Company, delay in any material respect, consummation of the Merger or any of the other transactions contemplated hereby or by the Option Agreement.

     SECTION 3.10.  Licenses and Permits; Compliance with Laws.

          Set forth on Schedule 3.10 is a true and complete list of all material
                       -------------
permits, licenses, franchises, authorizations and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Entities held by the Company and the Company Subsidiaries that are required for the operation of the businesses of the Company and the Company Subsidiaries as presently conducted and the ownership, operation, lease and holding by the Company and the Company Subsidiaries of their respective properties and assets (the "Company Permits"). The Company and the Company
                            ---------------
Subsidiaries are in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply would not have a Material Adverse Effect on the Company.

     SECTION 3.11.  Unlawful Payments.

          None of the Company, any Company Subsidiary, nor, to the knowledge of the Company, any stockholder, officer, director, employee, agent or representative of the Company or any Company Subsidiary has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company or any Company Subsidiary, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

     SECTION 3.12.  Taxes.

          Except as set forth in Schedule 3.12, the Company and the Company
                                 -------------
Subsidiaries have prepared and filed on a timely basis with all appropriate Governmental Entities all material returns, reports, information statements and other documentation (including extensions) required to be filed by the Company and the Company Subsidiaries in respect of Taxes (the "Tax Returns") and all
                                                       -----------
such Tax Returns are correct and complete in all material respects. Except as set forth in Schedule 3.12, the Company and the Company Subsidiaries have paid
             -------------
in full all Taxes due (other than Taxes the failure of which to pay have not had and are not reasonably likely to have a Material Adverse Effect on the Company (without taking into account the effects of the consummation of the Merger, except for Taxes the Company has knowledge of as of the date hereof)) and, in the case of material Taxes accruing but not due, the Company has made adequate provisions for such payments in the Company Financial Statements contained in the Company's Quarterly Report on Form 10-QSB in respect of the Company's fiscal quarter ending March 31, 1999. Except as set forth in Schedule 3.12, the
                                                       -------------
Company and the Company Subsidiaries have withheld from payments made to its present or former employees, contractors, officers and directors, creditor or other third party, all amounts required by law to be withheld except where the liability for which has not had and would not have a Material Adverse Effect on the Company, and has, where required, remitted such amounts within the applicable periods to the appropriate Governmental Entities. In addition, except as set forth in Schedule 3.12: (a) there are no outstanding assessments
                       -------------
of, or claims against, the Company or the Company Subsidiaries with respect to Taxes, the liability for which would have a Material Adverse Effect on the Company; (b) no Governmental Entity is conducting an examination or audit of the Company or any Company Subsidiary in respect of Taxes and neither the Company nor any Company Subsidiary has received notice of any such examination or audit from any Governmental Entity; and (c) neither the Company nor any Company Subsidiary has executed or filed any agreement extending the period of assessment or collection of any Taxes which remain in effect.

     SECTION 3.13.  Intellectual Property.

          (a)  Attached hereto as Schedule 3.13 is a list and brief description
                                  -------------
of all material Intellectual Property owned, utilized or licensed by the Company and the Company Subsidiaries (all of the foregoing items collectively referred to as the "Company Intellectual Property"). The Company and the Company
           -----------------------------
Subsidiaries have good title to or the right to use all the Company Intellectual Property and all material inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of the businesses of the Company and the Company Subsidiaries, as presently conducted. Except where there would be no Material Adverse Effect on the Company, to the Company's knowledge, none of the Company or any of the Company Subsidiaries is infringing on any Intellectual Property right of others, and the Company has no knowledge of any infringement by others of such rights owned by the Company or any of the Company Subsidiaries.

          (b)  Except as set forth on Schedule 3.13, with respect to each item
                                      -------------
of Company Intellectual Property necessary for the conduct of the business of the Company and the Company Subsidiaries as heretofore and as currently conducted: (i) the owner thereof (if such owner is the Company or any Company Subsidiary) possesses all right, title and interest in and to the item; (ii) the item is not subject to any outstanding Order or charge; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and
(iv) neither the Company nor any of the Company Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

          (c) The Company's disclosure in the Company's SEC Reports with respect to all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are developed and sold by the Company or any of the Company Subsidiaries (other than third-party software) or that are used or relied on by the Company or any Company Subsidiary in the administration and conduct of their respective businesses does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.14.  Material Contracts.

          (a) The Company has filed all contracts and agreements required to be filed by the Company and the Company Subsidiaries as material contracts, as defined in Item 601(b)(10) of Regulation S-B under the Securities Act. All agreements filed as exhibits to the Company SEC Reports together with each agreement that would have been required to be filed as an exhibit to the Company SEC Reports if such agreement had been entered into prior to the date of filing any such Company SEC Report are referred to herein as the "Company SEC Material
                                                           --------------------
Contracts."
---------

          (b) To the Company's knowledge (after reasonable due investigation), set forth in Schedule 3.14(b) is a complete and correct list, as of the date of
             ----------------
this Agreement, of all agreements of the following type to which the Company or a Company Subsidiary is a party or may be bound (collectively, the "Other
                                                                    -----
Company Material Contracts"):  (i) employment, severance, termination,
--------------------------
consulting and retirement agreements; (ii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments evidencing indebtedness in excess of One Hundred Thousand Dollars ($100,000), other than those relating to intercompany debt among the Company and the Company Subsidiaries or guarantees of any of the foregoing; (iii) agreements that require aggregate future payments of more than One Hundred Thousand Dollars ($100,000);
(iv) agreements involving payments in excess of Twenty-Five Thousand Dollars ($25,000) concerning any provisions with respect to a "change in control";
(v) material agreements with any key employee, director, officer or beneficial owner (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of five percent (5%) or more of Company Common Stock; (vi) agreements or arrangements concerning a partnership or joint venture; (vii) agreements or arrangements requiring noncompetition or material agreements or arrangements requiring confidentiality; (viii) any written agreement (including any purchase order, letter agreement or other writing evidencing the Company's arrangements with customers) whereby the Company or the Company Subsidiaries provided services in fiscal year 1999 for aggregate payments in excess of Three Hundred Fifty Thousand Dollars ($350,000) per annum; (ix) all leases (or subleases) with respect to real property leased by the Company as lessee or sublessee ("Real
                                                                        ----
Property Leases"); and (x) agreements for a remaining term of five (5) years or
---------------
more with any customer of the Company or any Company Subsidiary. The Company SEC Material Contracts and the Other Company Material Contracts are collectively referred to herein as the "Company Material Contracts". The parties acknowledge
                           --------------------------
and agree that the condition precedent to Acquiror's obligation to consummate the Merger in Section 8.2(a) shall be satisfied with respect to the Company's
              --------------
representations and warranties set forth in this Section 3.14(b) if such
                                                 ---------------
representations and warranties are substantially true and correct in all material respects as of the Closing Date.

          (c)  Except as set forth in Schedule 3.14(c), all Company Material
                                      ----------------
Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, as the same may have been amended from time to time, and neither the Company nor any Company Subsidiary has (or has any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of any Company Material Contract, except for defaults which have not had and which would not be reasonably likely to have a Material Adverse Effect on the Company. True and complete copies of all Company Material Contracts have been delivered to Acquiror or made available for inspection by Acquiror.

     SECTION 3.15.  Employee Benefit Plans.

          (a)  Schedule 3.15 sets forth a list of all of material pension,
               -------------
retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation or bonus plans or agreements or other material incentive plans or agreements, all other material written employee programs, arrangements or agreements and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively,
                                                     -----
"Benefit Plans"), currently adopted, maintained by, sponsored in whole or in
--------------
part by, or contributed to by the Company or any entity required to be aggregated with the Company which is a member of the "controlled group of corporations" which includes the Company within the meaning of Section 414(b) or
(c) of the Code (each, a "Company Commonly Controlled Entity") for the benefit
                          ----------------------------------
of present and former employees or directors of the Company and of each Company Subsidiary or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Company
                                                                    -------
Benefit Plans").  Any Company Benefit Plan which is an "employee pension benefit
-------------
plan", as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan".
      ------------------

          (b) Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the Company's knowledge, no circumstances exist that could reasonably be expected by the Company to result in the revocation of any such determination. Each of the Company Benefit Plans is in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations, the breach or violation of which could result in a Material Adverse Effect to the Company or any Company Commonly Controlled Entity.

          (c) No Company ERISA Plan which is a defined benefit pension plan has any "unfunded current liability", as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities", as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

          (d) No Company Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither
                                                 ------------------
the Company nor any Company Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by the Company or any Company Commonly Controlled Entity.

          (e) The Company has furnished to Acquiror complete copies, as of the date hereof, of all of the Company Benefit Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and copies of all "employee benefit plans" as that term is defined in Section 3(3) of ERISA, including a summary of such plans that have not been reduced to writing. The Company has furnished to Acquiror complete copies of all current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Company Benefit Plans.

          (f) The Company has not made, is not obligated to make, nor is party to any agreement that under certain circumstances could obligate it to make, any payments that will not be deductible to the Company under Section 280G of the Code.

          (g)  All required reports and descriptions, if any (including
Form 5500 Annual Reports, Summary Annual Reports, PBGC 1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Company Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code ("COBRA"), and the Health Insurance
                                         -----
Portability and Accountability Act of 1996 ("HIPAA") have been met with respect
                                             -----
to each Company Benefit Plan.

          (h) No Company Benefit Plan is an ESOP or otherwise invests in "employer securities" (as such term is defined in Section 409(l) of the Code).

          (i) The Company has made all contributions and other payments required by and due under the terms of each Company Benefit Plan and has taken no action (including, without limitation, actions required by law) relating to any Company Benefit Plan that will increase Acquiror's, the Company's or any Company Commonly Controlled Entity's obligation under any Company Benefit Plan.

          (j) No Company Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A of the Code), and no Company Benefit Plan is subject to the laws of any jurisdiction other than the United States of America or one of its political subdivisions.

          (k) No Company Benefit Plan promises or provides post-retirement medical life insurance or other benefits due now or in the future to current, former or retired employees of the Company or any Company Common Controlled Entity other than benefits required pursuant to COBRA.

          (l)  Schedule 3.15 sets forth a list of all "pension plans," as such
               -------------
term is defined in Section 3(2) of ERISA, maintained by the Company or a Company Commonly Controlled Entity, that have been frozen or terminated in the last three calendar years.

     SECTION 3.16.  Properties; Assets.

          Neither the Company nor any of the Company Subsidiaries owns (of record or beneficially) any real property or has any interest in any real property other than the leasehold interests granted pursuant to the Real Property Leases. The Company or one of the Company Subsidiaries is the lessee of all leasehold estates granted pursuant to the Real Property Leases and is in possession of the properties purported to be leased thereunder, and each such Real Property Lease is valid without default thereunder by the lessee. The assets and properties of the Company and the Company Subsidiaries, taken as a whole, are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the assets and properties which are required for the businesses and operations of the Company and the Company Subsidiaries as presently conducted.

     SECTION 3.17.  Labor Relations.

          Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any Company Subsidiary. The Company and each Company Subsidiary is in compliance in all material respects with all laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions.

     SECTION 3.18.  Environmental Matters.

          Except as disclosed in the Company SEC Reports, (a) each of the Company and each Company Subsidiary is in material compliance with all applicable Environmental Laws and neither the Company nor any Company Subsidiary has violated or infringed in any material respect any Environmental Law; (b) neither the Company nor any Company Subsidiary has received any written communication that alleges that the Company or any Company Subsidiary is not in material compliance with any applicable Environmental Law; (c) all material permits and other governmental authorizations currently held by the Company and each Company Subsidiary pursuant to the Environmental Laws ("Environmental
                                                             -------------
Permits") are in full force and effect, the Company and each Company Subsidiary
-------
are in material compliance with all of the terms of such Environmental Permits, and no other material Environmental Permits are required by the Company or any Company Subsidiary for the conduct of their respective businesses; and (d) there is no material liability under any Environmental Law affecting the Company or any Company Subsidiary or any of their respective properties or assets.

     SECTION 3.19.  Insurance.

          Schedule 3.19 contains a list of all insurance policies of director
          -------------
and officer liability, title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance in force with respect to the Company and the Company Subsidiaries. All such insurance policies: (a) are in full force and effect; and (b) are valid, outstanding, and enforceable. Neither the Company nor any of the Company Subsidiaries has received or given notice of cancellation with respect to any such insurance policies.

     SECTION 3.20.  Board Approval; Vote Required.

          The Board of Directors of the Company has determined that the transactions contemplated by this Agreement, the Option Agreement, the Company Voting Agreement and the Acquiror Voting Agreement are fair to, advisable and in the best interests of the Company and its stockholders and has resolved to recommend to such stockholders that they vote in favor of this Agreement. The affirmative vote at the Company Stockholders Meeting of a majority of all outstanding shares of Company Common Stock to adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the Merger.

     SECTION 3.21.  Opinion of Financial Advisor.

          The Board of Directors of the Company has received the written opinion dated the date hereof of Salomon Smith Barney Inc., the Company's financial advisor, to the effect that the Exchange Ratio is fair from a financial point of view to the Holders as of the date of such opinion. A copy of such opinion has been delivered to Acquiror and such opinion has not been withdrawn or modified in any material respect.

     SECTION 3.22.  Brokers.

          Except for Salomon Smith Barney Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has provided to Acquiror a complete and correct copy of all agreements between the Company and Salomon Smith Barney Inc. pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement and the Option Agreement.

     SECTION 3.23.  Takeover Provisions Inapplicable.

          The Board of Directors of the Company has approved this Agreement and the transactions contemplated by this Agreement (including those contemplated by the Option Agreement, the Company Voting Agreement and the Acquiror Voting Agreement). The Board of Directors has taken all action required by it in order to exempt this Agreement and the transactions contemplated hereby and by the Option Agreement and the Company Voting Agreement from Section 203 of Delaware Law.

     SECTION 3.24.  Pooling; Tax Matters.

          Neither the Company nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from
(a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC; or
(b) constituting a reorganization within the meaning of Section 368(a)2(E) of the Code.

     SECTION 3.25.  Registration Statement; Proxy Statement/Prospectus.

          The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, relating to the registration under the Securities Act of the shares of Acquiror Common Stock to be issued in the Merger (including any amendments or supplements, the "Registration Statement") shall
                                               ----------------------
not, at the
time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the proxy statement relating to the Company Stockholders Meeting (as hereinafter defined) (such proxy statement, together with the proxy statement relating to the Acquiror Stockholders Meeting (as hereinafter defined), in each case as amended or supplemented from time to time, the "Joint
                                                                          -----
Proxy Statement") shall not, on the date the Joint Proxy Statement is first
---------------
mailed to the Holders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by or on behalf of the Company for the Company Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Acquiror which is contained in or omitted from any of the foregoing documents.

     SECTION 3.26.  Disclosure.

          No representation or warranty of the Company in this Agreement and no statement in the Company's disclosure schedules contains any statement which is false or misleading with respect to any material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not false or misleading.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF
ACQUIROR AND MERGER SUB

          Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

     SECTION 4.1.   Organization and Qualification.

          Merger Sub is a corporation duly organized, validly existing and in good standing under Delaware Law. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation and organization and otherwise in connection with the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     SECTION 4.2.   Certificate of Incorporation and Bylaws.

          Merger Sub has heretofore delivered to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 4.3.   Capitalization.

          The authorized capital of the Merger Sub is as set forth in its certificate of incorporation. As of the date hereof, there are 1,000 shares of Merger Sub Stock issued and outstanding, all of which are owned by Acquiror

     SECTION 4.4.   Authority.

          Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 4.5.   No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not: (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub; (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any Order applicable to Merger
   --------------
Sub or by which any of its properties or assets is bound or affected; or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not: (x) prevent or, to the knowledge of Acquiror, delay in any material respect consummation of the Merger; (y) otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on Merger Sub.

          (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require by, with respect to or on behalf of Merger Sub any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or blue sky laws, state takeover laws, the NASD, and the HSR Act, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 5.5, and (C) filing
                                                  ------------
and recordation of appropriate merger documents as required by Delaware Law; or
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not: (x) prevent or, to the knowledge of Acquiror, delay in any material respect consummation of the Merger; (y) otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on Merger Sub.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
OF ACQUIROR

          Acquiror hereby represents and warrants to the Company, subject to the exceptions set forth herein and in the Acquiror's disclosure schedules (which exceptions shall specifically identify a section, subsection or clause of a single section or subsection hereof, as applicable, to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such section, subsection or clause hereof and any other section, subsection or clause hereof to which such disclosure reasonably relates) that:

     SECTION 5.1.   Organization and Qualification; Subsidiaries.

          Each of Acquiror and each Subsidiary of Acquiror (each an "Acquiror
                                                                     --------
Subsidiary" and collectively, the "Acquiror Subsidiaries") is a corporation or
----------                         ---------------------
partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Acquiror and each Acquiror Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its business makes such qualification necessary, except for such failures which would not have a Material Adverse Effect on Acquiror. Each of Acquiror and each Acquiror Subsidiary has the requisite corporate power and authority to own, operate, lease and otherwise to hold its assets and properties and to carry on its business as now being conducted, except for such failures which would not have a Material Adverse Effect on Acquiror. Acquiror has no Subsidiaries other than those listed in Schedule 5.1, each of which is
                                               ------------
directly or indirectly wholly-owned by Acquiror, or any direct or indirect beneficial ownership of any securities, equity or other ownership interest in any Person other than those listed in Schedule 5.1.
                                      ------------

     SECTION 5.2.   Certificate of Incorporation and Bylaws.

          Acquiror has heretofore delivered to the Company a complete and correct copy of the articles of incorporation and the bylaws of Acquiror, each as amended to date. Such articles of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its articles of incorporation or bylaws.

     SECTION 5.3.   Capitalization.

          (a) The authorized capital stock of Acquiror consists of one hundred twenty-five million (125,000,000) shares of Acquiror Common Stock and one million two hundred fifty thousand (1,250,000) shares of preferred stock, par value $.001 per share ("Acquiror Preferred Stock"). As of May 28, 1999:
                        ------------------------
(i) thirty-four million
seven-hundred eighteen thousand nine hundred thirty seven(34,718,937) shares of Acquiror Common Stock were issued and outstanding; (ii) no shares of Acquiror Preferred Stock were issued and outstanding; (iii) nine million nine-hundred seventy-one thousand eight hundred eighteen (9,971,818) shares of Acquiror Common Stock were reserved for issuance upon the exercise of outstanding employee stock options or other rights to purchase or receive Acquiror Common Stock granted under Acquiror's 1998 Stock Option and Incentive Plan (the "Acquiror Stock Option Plan"); (iv) six-hundred sixty-nine thousand three
 --------------------------
hundred six (669,306) shares of Acquiror Common Stock were reserved for issuance pursuant to Acquiror's Employee Stock Purchase Plan (the "Acquiror Stock
                                                          --------------
Purchase Plan"); and (v) no shares of Acquiror Common Stock were held by
-------------
Acquiror in Acquiror's treasury.

          (b) All outstanding shares of capital stock of Acquiror are, and all shares which may be issued pursuant to the Acquiror Stock Option Plan or Acquiror Stock Purchase Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 5.3 and except for changes since March 31,
                            -----------
1999 resulting from the issuance of shares of Acquiror Common Stock pursuant to the Acquiror Stock Option Plan or the Acquiror Stock Purchase Plan or as expressly permitted by this Agreement: (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Acquiror, (B) any securities of Acquiror or any Acquiror Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of or ownership interests in Acquiror or any Acquiror Subsidiary, (C) any warrants, calls, options or other rights to acquire from Acquiror or any Acquiror Subsidiary, or any obligation of Acquiror or any Acquiror Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for capital stock or voting securities of or other ownership interests in, Acquiror or any Acquiror Subsidiary; and (ii) there are no outstanding obligations of Acquiror or any Acquiror Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (c)  Except as described in Schedule 5.3, neither Acquiror nor any
                                      ------------
Acquiror Subsidiary is a party to any agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Acquiror Stock Option Plans or the Acquiror Stock Purchase Plan, antidilutive rights with respect to, any securities of the type described in this Section 5.3.
                                             -----------

     SECTION 5.4.   Authority.

          Acquiror has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining the requisite stockholder approval (the

"Acquiror Stockholder Approval") of the Stock Issuance, to perform its
 -----------------------------
obligations hereunder and to consummate the transactions contemplated hereby. Except for the Acquiror Stockholder Approval, the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Acquiror has taken all steps necessary, as the sole stockholder of Merger Sub, to authorize and approve the execution, delivery and performance of the terms of this Agreement by Merger Sub. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 5.5.   No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not: (i) conflict with or violate the articles of incorporation or bylaws of Acquiror; (ii) subject to obtaining the approvals and compliance with the requirements set forth in Section 5.5(b) below, conflict with or violate any
                          --------------
Order applicable to Acquiror or any Acquiror Subsidiary or by which any of their respective properties or assets is bound or affected; or (iii) except as set forth in Schedule 5.5, result in any breach of or constitute a default (or an
         ------------
event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Acquiror or any Acquiror Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror, any Acquiror Subsidiary or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not: (x) prevent or, to the knowledge of Acquiror, delay in any material respect consummation of the Merger; (y) otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on Acquiror.

          (b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require by, with respect to or on behalf of Acquiror or any Acquiror Subsidiary any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act, state securities or blue sky laws, Exchange Act, state takeover laws, the Nasdaq, the NASD and the HSR Act, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 5.5,
                                                                   ------------
and (C) filing and recordation of appropriate merger documents as required by Delaware Law, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not:
(x) prevent or, to the knowledge of Acquiror, delay in any material respect consummation of the Merger; (y) otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on Acquiror.

     SECTION 5.6.   SEC Filings; Financial Statements.

          (a) Acquiror, and each Acquiror Subsidiary required to file, has filed all forms, reports, statements and other documents required to be filed with the SEC since May 28, 1998, and has heretofore furnished to the Company, in the form filed with the SEC since such date, together with any amendments thereto, all of its (i) Annual Reports on Form 10-K; (ii) Quarterly Reports on Form 10-Q; (iii) proxy statements relating to meetings of stockholders (whether annual or special); (iv) reports on Form 8-K; and (v) other reports or registration statements filed by Acquiror and such Acquiror Subsidiaries (collectively, the "Acquiror SEC Reports"). As of their respective filing dates,
                    ---------------------
the Acquiror SEC Reports: (x) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable; and
(y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The audited consolidated financial statements and unaudited interim financial statements of Acquiror (including the notes and schedules thereto) contained or incorporated by reference in the Acquiror SEC Reports (the "Acquiror Financial Statements") complied in all material respects with
 -----------------------------
applicable GAAP accounting requirements and with the rules and regulations of the SEC with respect thereto. The Acquiror Financial Statements present fairly in all material respects the consolidated financial position of Acquiror and the Acquiror Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of Acquiror and the Acquiror Subsidiaries for the periods indicated, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

     SECTION 5.7.   No Undisclosed Liabilities.

          Neither Acquiror nor any of the Acquiror Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except: (a) liabilities or obligations reflected in the Acquiror SEC Reports; (b) liabilities or obligations incurred since March 31, 1999 in the ordinary course of business consistent with past practices which have not had, and are not reasonably likely to have (without taking into account the effects of the consummation of the Merger), a Material Adverse Effect on Acquiror; and
(c) liabilities or obligations which have not had, and are not reasonably likely to have (without taking into account the effects of the consummation of the Merger), a Material Adverse Effect on Acquiror.

     SECTION 5.8.   Absence of Certain Changes or Events.

          Except as disclosed in the Acquiror SEC Reports, since March 31, 1999, there has not been any Material Adverse Effect on Acquiror.

     SECTION 5.9.   Absence of Litigation.

          Except as set forth in the Acquiror SEC Reports or in Schedule 5.9,
                                                                ------------
there are: (a) no claims, actions, suits, investigations, or proceedings pending or, to Acquiror's knowledge, threatened against Acquiror or any of the Acquiror Subsidiaries before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that would be reasonably likely to have a Material Adverse Effect on Acquiror or that would prevent or enjoin, or delay in any material respect, consummation of the Merger or the transactions contemplated hereby or by the Option Agreement; and (b) no Orders of any Governmental Entity or arbitrator outstanding against Acquiror or any Acquiror Subsidiary that would reasonably be likely to have an Material Adverse Effect on Acquiror or that would prevent or enjoin, or delay in any material respect, consummation of the Merger or the transactions contemplated hereby or by the Option Agreement.

     SECTION 5.10.  Licenses and Permits; Compliance with Laws.

          Except as set forth in Schedule 5.10 or disclosed in the Acquiror SEC
                                 -------------
Reports, Acquiror and Acquiror Subsidiaries hold all permits, licenses, franchises, authorizations and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Entities (collectively, the "Acquiror Permits") necessary for Acquiror and
                             ----------------
Acquiror Subsidiaries to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted, except where the failure to have any such permits, licenses or approvals would not have a Material Adverse Effect on

Acquiror. Acquiror and Acquiror Subsidiaries are in compliance with the terms of the Acquiror Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply would not have a Material Adverse Effect on the Company.

     SECTION 5.11.  Unlawful Payments.

          None of the Acquiror, any Acquiror Subsidiary, nor, to the knowledge of Acquiror, any stockholder, officer, director, employee, agent or representative of Acquiror or any Acquiror Subsidiary has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of Acquiror or any Acquiror Subsidiary, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

     SECTION 5.12.  Taxes.

          Except as set forth in Schedule 5.12, Acquiror and the Acquiror
                                 -------------
Subsidiaries have prepared and filed on a timely basis with all appropriate Governmental Entities all Tax Returns required to be filed by Acquiror and the Acquiror Subsidiaries and all such Tax Returns are correct and complete in all material respects. Except as set forth in Schedule 5.12, Acquiror and the
                                           -------------
Acquiror Subsidiaries have paid in full all Taxes due (other than Taxes, the failure of which to pay have not had and are not reasonably likely to have a Material Adverse Effect on Acquiror) and, in the case of material Taxes accruing but not due, Acquiror has made adequate provision in its books and records and financial statements for such payment. Except as set forth in Schedule 5.12,
                                                               -------------
Acquiror and the Acquiror Subsidiaries have withheld from payments made to its present or former employees, officers and directors all amounts required by law to be withheld, except where the liability for which has not had and would not have a Material Adverse Effect on Acquiror, and has, where required, remitted such amounts within the applicable periods to the appropriate Governmental Entities. In addition, except as set forth in Schedule 5.12: (a) there are no
                                               -------------
assessments of, or claims against, Acquiror or the Acquiror Subsidiaries with respect to Taxes, the liability for which would have a Material Adverse Effect on Acquiror, that are outstanding; (b) to Acquiror's knowledge, no Governmental Entity is conducting an examination or audit of Acquiror or any Acquiror Subsidiary in respect of Taxes and neither Acquiror nor any Acquiror Subsidiary has received notice of any such examination or audit from any Governmental Entity; and (c) neither Acquiror nor any Acquiror Subsidiary has executed or filed any agreement extending the period of assessment or collection of any Taxes which remain in effect.

     SECTION 5.13.  Intellectual Property.

          (a)  Except as described on Schedule 5.13, Acquiror and the Acquiror
                                      -------------
Subsidiaries have good title to or the right to use all material Intellectual Property owned, utilized or licensed by Acquiror and the Acquiror Subsidiaries (all of the foregoing items collectively referred to as the "Acquiror
                                                             --------
Intellectual Property") and all material inventions, processes, designs,
---------------------
formulae, trade secrets and know-how necessary for the conduct of the businesses of the Acquiror and the Acquiror Subsidiaries, as presently conducted or currently proposed to be conducted. Except as set forth on Schedule 5.13 or
                                                            -------------
where there would be no Material Adverse Effect on Acquiror, to Acquiror's knowledge, none of Acquiror or any of the Acquiror Subsidiaries are infringing on any Intellectual Property right of others, and Acquiror has no knowledge of any infringement by others of such rights owned by the Acquiror and the Acquiror Subsidiaries. Except as set forth on Schedule 5.13, with respect to each item
                                      -------------
of Acquiror Intellectual Property necessary for the conduct of the business of Acquiror and the Acquiror Subsidiaries as heretofore and as currently conducted:
(i) the owner thereof (if such owner is Acquiror or any Acquiror Subsidiary) possesses all right, title and interest in and to the item; (ii) the item is not subject to any outstanding Order or charge; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of Acquiror, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and (iv) neither Acquiror nor any of the Acquiror Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

          (b) Acquiror's disclosure in the Acquiror SEC Reports with respect to all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are developed and sold by Acquiror or any of the Acquiror Subsidiaries (other than third-party software) or that are used or relied on by Acquiror or any Acquiror Subsidiary in the administration and conduct of their respective businesses does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 5.14.  Material Contracts.

          The Acquiror has filed all contracts required to be filed as material contracts, as defined in Item 601(b)(10) of Regulation S-K under the Securities Act.

Except as set forth in Schedule 5.14, all agreements filed as exhibits to
                       -------------
Acquiror SEC Reports and each agreement that would have been required to be filed as an exhibit to Acquiror SEC Reports if such agreement had been entered into prior to the date of filing any such Acquiror SEC Report (collectively, the "Acquiror Material Contracts") are valid and in full force and effect on the
 ---------------------------
date hereof except to the extent they have previously expired in accordance with their terms, as the same may have been amended from time to time, and neither Acquiror nor any Acquiror Subsidiary has (or has any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of any Acquiror Material Contract, except for defaults which have not had and which would not be reasonably likely to have a Material Adverse Effect on Acquiror.

     SECTION 5.15.  Employee Benefit Plans.

          (a)  Except as disclosed on Schedule 5.15, each of the Benefit Plans
                                      -------------
currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Acquiror or any entity required to be aggregated with Acquiror which is a member of the "controlled group of corporations" which includes Acquiror within the meaning of Section 414(b) or (c) of the Code (each, an "Acquiror Commonly Controlled Entity") for the benefit of present and former
------------------------------------
employees or directors of Acquiror and of each Acquiror Subsidiary or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Acquiror Benefit Plans"),
                                                ----------------------
intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to Acquiror's knowledge, no circumstances exist that could reasonably be expected by Acquiror to result in the revocation of any such determination. Each of the Acquiror Benefit Plans is in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a Material Adverse Effect to Acquiror or any Acquiror Commonly Controlled Entity.

          (b) No Acquiror Benefit Plan which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA (an "Acquiror ERISA
                                                             --------------
Plan"), which is a defined benefit pension plan has any "unfunded current liability", as that term is defined in Section 302(d)(8)(A) of ERISA.

          (c) No Acquiror Benefit Plan is a Multiemployer Plan. Neither Acquiror nor any Acquiror Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by Acquiror or any Acquiror Commonly Controlled Entity.

          (d) Acquiror has not made, is not obligated to make, nor is party to any agreement that under certain circumstances could obligate it to make, any payments that will not be deductible to Acquiror under Section 280G of the Code.

          (e)  All required reports and descriptions, if any (including
Form 5500 Annual Reports, Summary Annual Reports, PBGC 1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Acquiror Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code ("COBRA"), and the Health Insurance
                                         -----
Portability and Accountability Act of 1996 ("HIPAA") have been met with respect
                                             -----
to each Acquiror Benefit Plan.

          (f) No Acquiror Benefit Plan is an ESOP or otherwise invests in "employer securities" (as such term is defined in Section 409(l) of the Code).

          (g) Acquiror has made all contributions and other payments required by and due under the terms of each Acquiror Benefit Plan and has taken no action (including, without limitation, actions required by law) relating to any Acquiror Benefit Plan that will increase Acquiror's or any Acquiror Commonly Controlled Entity's obligation under any Acquiror Benefit Plan.

          (h) No Acquiror Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A of the Code), and no Acquiror Benefit Plan is subject to the laws of any jurisdiction other than the United States of America or one of its political subdivisions.

          (i) No Acquiror Benefit Plan promises or provides post-retirement medical life insurance or other benefits due now or in the future to current, former or retired employees of Acquiror or any Acquiror Common Controlled Entity other than benefits required pursuant to COBRA.

     SECTION 5.16.  Labor Relations.

          Neither Acquiror nor any Acquiror Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of Acquiror or any Acquiror Subsidiary. Acquiror and each Acquiror Subsidiary are in compliance in all material respects with all laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions.

     SECTION 5.17.  Board Approval; Vote Required.

          The Board of Directors of Acquiror has determined that the transactions contemplated by this Agreement, the Option Agreement and the Company Voting Agreement are advisable and in the best interests of Acquiror and its stockholders and has resolved to recommend to such stockholders that they vote in favor of the Stock Issuance. The affirmative vote at the Acquiror Stockholders Meeting of a majority of all outstanding shares of Acquiror Common Stock to approve the Stock Issuance is the only vote of the holders of any class or series of the Acquiror's capital stock necessary for consummation by Acquiror of the Merger and the other transactions contemplated hereby.

     SECTION 5.18.  Opinion of Financial Advisor.

          The Board of Directors of Acquiror has received the written opinion of Raymond James Financial, Inc., Acquiror's financial advisor, addressed to the stockholders of Acquiror, to the effect that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the holders of Acquiror Common Stock. A copy of such opinion has been delivered to the Company and such opinion has not been withdrawn or modified in any material respect.

     SECTION 5.19.  Brokers.

          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of Acquiror.

     SECTION 5.20.  Pooling; Tax Matters.

          Neither Acquiror nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from: (a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC; or (b) constituting a reorganization within the meaning of Section 368(a)2(E) of the Code.

     SECTION 5.21.  Registration Statement; Proxy Statement/Prospectus.

          The information supplied by Acquiror or required to be supplied by Acquiror (except to the extent revised or superseded by amendments or supplements) for inclusion in the Registration Statement shall not, at the time the

Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Acquiror or required to be supplied by Acquiror (except to the extent revised or superseded by amendments or supplements) for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to Acquiror's stockholders, at the time of the Acquiror Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by or on behalf of Acquiror for the Acquiror Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents.

     SECTION 5.22.  Environmental Matters.

          Except as disclosed in the Acquiror SEC Reports, (a) each of Acquiror and each Acquiror Subsidiary is in material compliance with all applicable Environmental Laws and neither Acquiror nor any Acquiror Subsidiary has violated or infringed in any material respect any Environmental Law; (b) neither Acquiror nor any Acquiror Subsidiary has received any written communication that alleges that Acquiror or any Acquiror Subsidiary is not in material compliance with any applicable Environmental Law; (c) all material Environmental Permits currently held by Acquiror and each Acquiror Subsidiary pursuant to the Environmental Laws are in full force and effect, Acquiror and each Acquiror Subsidiary are in material compliance with all of the terms of such Environmental Permits, and no other material Environmental Permits are required by Acquiror or any Acquiror Subsidiary for the conduct of their respective businesses; and (d) there is no material liability under any Environmental Law affecting Acquiror or any Acquiror Subsidiary or any of their respective properties or assets.

     SECTION 5.23.  Disclosure.

          No representation or warranty of Acquiror or Merger Sub in this Agreement and no statement in the Acquiror's disclosure schedules contains any statement which is false or misleading with respect to any material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE VI.
COVENANTS

     SECTION 6.1.   Affirmative Covenants of the Company.

          The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or the Option Agreement or consented to in writing by Acquiror (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each Company Subsidiary to: (a) operate its business in the usual and ordinary course consistent with past practices; (b) use its reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationship with its respective principal customers and suppliers; (c) use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; (d) use its reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; (e) prepare and file all Tax Returns required to be filed in a timely manner, and in a manner consistent with past practices and applicable laws and regulations; (f) timely file with the SEC all reports required to be filed under the Exchange Act, which reports (including the unaudited interim financial statements included in such reports) shall comply in all material respects with the Exchange Act, the rules and regulations promulgated thereunder and all applicable accounting requirements; and (g) operate its business in accordance with the terms of its licenses and in all material respects with all applicable laws.

     SECTION 6.2.   Negative Covenants of the Company.

          Except as set forth in Schedule 6.2 or as expressly contemplated by
                                 ------------
this Agreement or the Option Agreement or otherwise consented to in writing by Acquiror (which consent shall not be unreasonably withheld, delayed or conditioned), from the date hereof until the Effective Time the Company shall not, and shall cause each Company Subsidiary not to, do any of the following:

          (a) (i) increase the periodic compensation payable to or to become payable to any of its directors, executive officers or any key employees listed on Schedule 6.2(a); (ii) grant any severance or termination pay (other than
   ---------------
pursuant to existing severance arrangements or policies as in effect on the date of this Agreement) to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law; or
(iv) pay any cash bonuses; provided, however, without the prior written consent
                           --------  -------
of Acquiror, the Company shall be permitted during each full fiscal quarter of the Company, beginning with the fiscal quarter of the Company beginning on July 1, 1999, between the date hereof and the Effective Time to pay cash bonuses and increase periodic compensation as described in clause (i) hereof as long as the aggregate amount of any such cash bonuses and the annualized effect of such compensation increases does not exceed Two Hundred Fifty Thousand Dollars ($250,000) per any fiscal quarter of the Company.

          (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of Company Common Stock;

          (c) (i) redeem, repurchase or otherwise reacquire any shares of Company Common Stock or any securities or obligations convertible into or exchangeable for any shares of Company Common Stock or other securities or obligations of the Company, or any options, warrants or conversion or other rights to acquire any shares of Company Common Stock or any such other securities or obligations (except in connection with the exercise of the Options, Director Options and Warrants in accordance with their terms); (ii) effect any merger, consolidation, restructuring, reorganization or recapitalization or adopt a plan of complete or partial liquidation or dissolution; or (iii) split, combine or reclassify any shares of Company Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of Company Common Stock or other securities;

          (d) (i) issue, pledge, deliver, award, grant or sell, or register under the Securities Act or the Exchange Act or otherwise file any registration statement under any such statute covering, or authorize or propose the issuance, pledge, delivery, award, grant or sale of (including the grant of any Encumbrances on) or registration of or filing of any registration statement covering, any shares of any class of its capital stock (including shares of Treasury Stock) or other securities (except in connection with the Options, Director Options and Warrants), any securities convertible into or exercisable or exchangeable for any such shares or other securities, or any rights, warrants or options to acquire any such shares or other securities (except for the issuance of options to acquire shares of Company Common Stock: (A) to new employees of the Company that are hired after the date hereof; (B) to employees of the Company on a quarterly basis pursuant to the Company's performance-based equity incentive program; provided that the number of shares of Company Common
                          --------
Stock subject to options issued by the Company pursuant to this clause (B) shall not exceed one hundred thousand (100,000) in the aggregate per any fiscal quarter of the Company beginning with the fiscal quarter of the Company beginning on July 1, 1999; and (C) to directors of the Company (in their capacity as directors) in connection with annual grants of stock options by the

Company to the members of the Company's Board of Directors; provided that the
                                                            --------
number of shares of Company Common Stock subject to options issued by the Company pursuant to this clause (C) shall not exceed options covering one hundred forty thousand (140,000) shares of Company Common Stock; provided, that
                                                                 --------
any issuances of options by the Company pursuant to clauses (A), (B) and (C) shall only be to the extent such issuances are in the ordinary course of business and consistent with past practice); or (ii) amend or otherwise modify the terms of any such rights, warrants or options (including, without limitation, any Option, Warrant, Director Option or Earnout Agreement);

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, (i) any business or any corporation, partnership, association or other business organization or any division (other than a Company Subsidiary) thereof or (ii) make or commit to make any investments or capital expenditures, other than investments or capital expenditures not exceeding in the aggregate Two Hundred Fifty Thousand Dollars ($250,000) per any fiscal quarter of the Company, beginning with the fiscal quarter of the Company beginning on July 1, 1999, and which are solely for purposes related to computer hardware and software, leaseholds, furniture and fixtures;

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise encumber or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise encumber or dispose of, any of its assets, except for dispositions in the ordinary course of business and consistent with past practice which do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate;

          (g) propose or adopt any amendment to its certificate or articles of incorporation or its bylaws;

          (h) (i)  make any change in any of its methods of accounting; or
(ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed One Hundred Thousand Dollars ($100,000)), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except, in the case of clause (i) or clause (ii), as may be required by applicable law or regulations or GAAP;

          (i) incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, or any guarantee of any obligation for borrowed money, other than purchase money indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate, except in the ordinary course of business under existing loan agreements or capitalized leases, or prepay, before the scheduled maturity thereof, any of its long-term debt;

          (j) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Affiliate which involves the transfer of consideration or has a financial impact on such entity, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement;

          (k) except in the ordinary course of business, enter into any contract, agreement, commitment, arrangement, lease (including with respect to personal property), policy or other instrument which, had it been entered into as of the date hereof, would have been included as a Company Material Contract;

          (l)  adjust, split, combine or reclassify any capital stock;

                         (m) except for transactions in the ordinary course of business, terminate or amend in a material way, or waive any provision of, any Company Material Contract; provided that this provision shall not prohibit the
                         --------
                         Company from entering into customer and service contracts in the ordinary course of business;

          (n) settle any material claim, action or proceeding involving money damages, except any settlement in the ordinary course of business where the amount of such settlement individually does not exceed Two Hundred Fifty Thousand Dollars ($250,000);

          (o) take any action which would, or would be reasonably likely to, prevent the Merger from being accounted for as a "pooling of interests" in accordance with GAAP and the rules and regulations of the SEC;

          (p) take any action that is intended or would reasonably be expected to result in any of the Company's representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this
   ------------
Agreement; or

          (q)  agree in writing or otherwise to do any of the foregoing.

     SECTION 6.3.   Affirmative Covenants of Acquiror.

          The Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or the Option Agreement or consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), the Acquiror shall, and shall cause each Acquiror Subsidiary to: (a) operate its business in the usual and ordinary course consistent with past practices; (b) use its reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationship with its respective principal customers and suppliers; (c) use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; (d) use its reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; (e) prepare and file all Tax Returns required to be filed in a timely manner, and in a manner consistent with past practices and applicable laws and regulations; (f) timely file with the SEC all reports required to be filed under the Exchange Act, which reports (including the unaudited interim financial statements included in such reports) shall comply in all material respects with the Exchange Act, the rules and regulations promulgated thereunder and all applicable accounting requirements; and (g) operate its business in accordance with the terms of its licenses and in all material respects with all applicable laws.

     SECTION 6.4.   Negative Covenants of Acquiror.

          Except as expressly contemplated by this Agreement or the Option Agreement, from the date hereof until the Effective Time, without the written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned) Acquiror shall not, and shall not permit any Acquiror Subsidiary to, do any of the following:

          (a) (i) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of Acquiror Common Stock, other than dividends or distributions by wholly-owned Subsidiaries; (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, Acquiror or any Acquiror Subsidiary, other than intercompany acquisitions of stock and other than repurchases of unvested shares of Acquiror Common Stock in connection with the termination of the employment relationship with any employee pursuant to stock option or repurchase agreements in effect on the date hereof; or (iii) except to the extent not accounted for in Section 2.5 hereof, split, combine or reclassify
                                -----------
any shares of Acquiror Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of Acquiror Common Stock or other securities;

          (b) change in any material way any method of accounting or accounting practice, except for any such change required by GAAP, applicable law or any change by a Subsidiary to conform its accounting practices to the Acquiror's;

          (c) take any action that is intended or would reasonably be expected to result in any of Acquiror's representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in

Article VIII not being satisfied or in a violation of any provision of this
------------
Agreement;

          (d) take any action which would, or would be reasonably likely to, prevent the Merger from being accounted for as a "pooling of interests" in accordance with GAAP and the rules and regulations of the SEC;

          (e) engage, in any material respect, in any type of business other than (i) the businesses conducted by Acquiror or any Acquiror Subsidiary on the date hereof, or (ii) in any business or businesses related thereto; provided,
                                                                    --------
however, nothing in this Section 6.4(e) shall be deemed or interpreted to
-------                  --------------
prevent or otherwise limit Acquiror's ability to take actions in accordance with Acquiror's business plans and objectives as set forth in the Acquiror SEC Reports; or

          (f)  agree in writing or otherwise to do any of the foregoing.


ARTICLE VII.
ADDITIONAL AGREEMENTS

     SECTION 7.1.   Access and Information.

          During the period from the date hereof to the Effective Time (the

"Interim Period"), the Company and Acquiror shall, and shall cause the Company
---------------
Subsidiaries and the Acquiror Subsidiaries, respectively, to, afford to each other and their respective officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of the Company and the Company Subsidiaries or Acquiror and the Acquiror Subsidiaries, as the case may be, as such other party may reasonably request; provided that no investigation pursuant to this Section
                                                                        -------
7.1 shall
---
effect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

     SECTION 7.2.   Confidentiality.

          Acquiror and the Company each acknowledge and agree that all information received by it (the "Receiving Party") from or on behalf of the
                                 ---------------
other party in connection with the transactions contemplated under this Agreement shall be deemed received pursuant to the confidentiality letter agreement, dated as of May 12, 1999, between the Company and Acquiror (the

"Confidentiality Agreement"), and such Receiving Party shall, and shall cause
--------------------------
its officers, directors, employees, Affiliates, financial advisors and agents to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreements are hereby incorporated herein by reference with the same effect as if fully set forth herein, provided, however, that the term of the Confidentiality Agreement
              --------  -------
shall be and hereby is extended until the second anniversary of the later of the Closing Date or the date on which this Agreement is terminated pursuant to
Article IX.
----------

     SECTION 7.3. Joint Proxy Statement and Registration Statement; Stockholders Meetings.

          (a) As soon as practicable following the date of this Agreement, the Company and Acquiror shall prepare and file with the SEC the Joint Proxy Statement and Acquiror shall prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Acquiror shall use reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Acquiror shall use reasonable efforts to cause the Joint Proxy Statement to be mailed to Acquiror's stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Acquiror also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken by the SEC, Nasdaq or under any applicable state securities laws in connection with the issuance of Acquiror Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement or the Joint Proxy Statement will be made by Acquiror without the Company's prior consent (which shall not be unreasonably withheld, delayed or conditioned) and without providing the Company the reasonable and adequate opportunity to review and comment thereon. Acquiror shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Acquiror, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Acquiror which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Acquiror.

          (b) The Company shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the

"Company Stockholders Meeting") in accordance with Delaware Law and its
-----------------------------
certificate of incorporation and bylaws for the purpose of obtaining the Company Stockholder Approval as required by Delaware Law and otherwise, and shall, through its Board of Directors, declare that this Agreement is advisable and recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby; provided, however, that
                                                       --------  -------
the Board of Directors of the Company shall submit this Agreement to the Company's stockholders, whether or not the Board of Directors of the Company at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it, but further provided, that nothing contained in this Section 7.3 shall prohibit
    ------- --------                                 -----------
the Company's Board of Directors from failing to make or from withdrawing or modifying its recommendation to the Company's stockholders hereunder if the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to its stockholders under applicable law. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use reasonable efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the Delaware Law and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

          (c) Acquiror shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "Acquiror Stockholders
                                                         ---------------------
Meeting") in accordance with Florida Law, its articles of incorporation and
-------
bylaws for the purpose of obtaining the Acquiror Stockholder Approval of the Stock Issuance, and shall, through its Board of Directors, declare that the Stock Issuance is advisable and recommend to its stockholders the approval of the Stock Issuance pursuant to this Agreement.

          (d) Acquiror and the Company shall use reasonable efforts to hold the Acquiror Stockholders Meeting and the Company Stockholders Meeting on the same date and as soon as reasonably practicable after the date hereof.

     SECTION 7.4.   HSR Act Matters.

          Acquiror, Merger Sub and the Company (as may be required pursuant to the HSR Act) promptly will complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the HSR Act and, not later than fifteen (15) calendar days after the date hereof, together with the Persons, if any, who are required to join in such filings, shall file such documents with the appropriate Governmental Entities. Acquiror, Merger Sub and the Company shall promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and shall take all reasonable actions and shall file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act or other federal or state antitrust laws for the consummation of the Merger and the other transactions contemplated hereby and by the Option Agreement. Acquiror and the Company shall each pay one half (1/2) of all filing fees related to compliance with the HSR Act in connection with the transactions contemplated hereby.

     SECTION 7.5.   Public Announcements.

          Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with Nasdaq.

     SECTION 7.6.   Indemnification.

          (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law.

          (b) From and after the Effective Time, Acquiror shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and the Company Subsidiaries (collectively, the "Indemnified Parties") against all losses,
                                 -------------------
expenses, claims, damages, liabilities or amounts that are paid, with the approval of Acquiror, in settlement of or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or
                                                     -----
in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Delaware Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of Delaware Law), provided, however, that no Indemnified Party shall be
                         --------  -------
entitled to any indemnification or expenses pursuant to this Section 7.6 in
                                                             -----------
respect of any Claim, issue or matter as to which such Indemnified Party shall have been adjudged to be grossly negligent or to have committed or engaged in willful misconduct. To that end, Acquiror shall maintain the Company's existing officers' and directors' liability insurance policy ("D&O Insurance") for a
                                                      -------------
period of not less than six (6) years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided,
                                                                    --------
however, that Acquiror may substitute therefor policies of substantially similar
-------
coverage and amounts containing terms no less advantageous to such former directors or officers of the Company.

          (c) In the event any Claim or Claims are asserted or made within such six-year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware Law, the Company's certificate of incorporation or bylaws or such agreements, as the case may be, shall be made by any method permitted under Delaware Law. Nothing set forth herein shall impair any rights or obligations of any Indemnified Party. In the event that any Claim or Claims are brought against any Indemnified Party (whether arising before or after the Effective Time), Acquiror may select counsel for the defense of such Claim, which counsel shall be reasonably acceptable to such Indemnified Party.

          (d)  Any Indemnified Party seeking indemnification under this  Section
                                                                         -------
7.6, promptly upon learning of any such Claim, shall notify Acquiror and the
---
Surviving Corporation (although the failure so to notify Acquiror and the Surviving Corporation shall not relieve Acquiror and the Surviving Corporation from any liability which Acquiror and the Surviving Corporation may have under this Section 7.6, except to the extent such failure prejudices Acquiror or the
     -----------
Surviving Corporation), and shall deliver to Acquiror and the Surviving Corporation the undertaking contemplated by Section 145(e) of Delaware Law.

     SECTION 7.7.   Further Action; Commercially Reasonable Efforts.

          (a) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company, Acquiror or any Company Subsidiary or Acquiror Subsidiary as are necessary for the transactions contemplated herein. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such action.
Without limiting the generality of the foregoing, Acquiror shall use all reasonable efforts to cause Merger Sub to perform its obligations under this Agreement and to effect the transactions contemplated hereby.

          (b) During the Interim Period, each of the parties hereto shall promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other Person: (i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock into the Merger Consideration pursuant to the Merger; or (ii) seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated by this Agreement or the

Option Agreement or otherwise to limit the right of Acquiror to own or operate all or any portion of the business or assets of the Company.

          (c) Each of the parties hereto shall use reasonable efforts to refrain from taking any action, or entering into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or which would result in a breach of any covenant made by it in this Agreement.

     SECTION 7.8.   No Solicitation.

          (a) From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to the terms of this Agreement, the Company shall not and shall not permit any of its Subsidiaries, Affiliates, directors, officers, employees, agents or representatives, including, without limitation, any investment banker, attorney or accountant of the Company or any of its Subsidiaries (collectively, "Representatives"), directly or indirectly,
                                    ---------------
to: (i) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal (as defined below); (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal; or (iii) agree to, approve, recommend or endorse any Acquisition Proposal, or authorize or permit any of its or their Subsidiaries or Representatives to take any such action, and the Company shall promptly notify Acquiror of any such inquiries and proposals received by the Company or any of its Subsidiaries or Representatives, relating to any of such matters; provided,
                                                                      --------
however, that the foregoing shall not prohibit the Board of Directors of the
-------
Company from (A) furnishing information to, or engaging in discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal; or (B) recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, if and only to the extent that: (w) the Board of Directors of the Company concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal would constitute a Superior Proposal (as hereinafter defined); (x) the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that the failure to take such action would result in a breach by the Board of Directors of the Company of its fiduciary duties to the Company's stockholders under applicable law; (y) prior to furnishing such information to, or entering into discussions or negotiations with, such Person the Company provides prompt written notice to Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person (which notice shall identify the nature and material terms of the proposal); and (z) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of the Company receives from such Person an executed confidentiality agreement with provisions no less favorable to the Company than the Confidentiality Agreement. The Company agrees that it will immediately cease any existing activities, discussions, or negotiations with any parties regarding any Acquisition Proposal. The Company shall as promptly as practicable provide Acquiror with a copy of any written Acquisition Proposal received and a written statement with respect to any nonwritten Acquisition Proposal received, which statement shall include the identity of the Person making the Acquisition Proposal and the material terms thereof. The Company shall inform Acquiror as promptly as practicable of any change in the price, structure, form of consideration or material terms and conditions regarding the Acquisition Proposal. The Company agrees to keep Acquiror fully and timely informed of the status of any discussions, negotiations, furnishing of non-public information, or other activities relating to an Acquisition Proposal.

          (b)  Nothing contained in this Section 7.8 shall prohibit the Company
                                         -----------
from: (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act; (ii) making a recommendation in compliance with Rule 14d-9 promulgated under the Exchange Act; or (iii) making any disclosure to the Company's stockholders which, in the good faith judgment of the Board of Directors of the Company based on the advice of outside counsel, is required under applicable law; provided that in any of such cases the Company
                                  --------
does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless the Company and its Board of Directors have complied with all the provisions of this Section 7.8.
                                              -----------

     SECTION 7.9.   Nasdaq Listing.

          Acquiror shall, prior to the Closing Date file with Nasdaq a Notification for Additional Listing of Shares providing for inclusion for quotation on Nasdaq of the shares of Acquiror Common Stock issuable pursuant to

Section 2.1(a) and shall use reasonable efforts to cause the shares of Acquiror
---------------
Common Stock to be issued pursuant to Section 2.1(a) of this Agreement to be
                                      --------------
approved for quotation on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

     SECTION 7.10.  Blue Sky.

          Acquiror shall use reasonable efforts to obtain prior to the Closing Date any necessary permits and approvals under all applicable state securities or blue sky laws required to permit the distribution of the shares of Acquiror Common Stock to be issued in accordance with the provisions of Section 2.1(a) of
                                                               --------------
this Agreement.

     SECTION 7.11.  Affiliates.

          (a) Each of the Company and Acquiror: (i) has disclosed to the other in Schedule 7.11 hereto all Persons who are, or may be, as of the date hereof
   -------------
its Affiliates; and (ii) shall use all reasonable efforts to cause each Person who is identified as an Affiliate of it in Schedule 7.11 to deliver to the other
                                           -------------
as promptly as practicable but in no event later than thirty-one (31) days prior to the Closing Date, a signed Affiliate Agreement substantially in the form attached hereto as Exhibit A, in the case of the Company, and Exhibit B, in the
                   ---------                                  ---------
case of Acquiror. The Company and Acquiror shall notify each other from time to time of all other Persons who then are or may be such an Affiliate and use all reasonable efforts to cause each additional Person who is identified as an Affiliate to execute an Affiliate Agreement as set forth in this Section
                                                                 -------
7.11(a).
-------

          (b) Shares of Company Common Stock and shares of Acquiror Common Stock held by such Affiliates of the Company or Acquiror, as the case may be, shall not be transferable during the thirty (30) day period prior to the Effective Time, and shares of Acquiror Common Stock issued to, or as of the Effective Time held by, such Affiliates shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of the Company and Acquiror have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Affiliate has provided the signed Affiliate Agreement referred to in Section 7.11(a), except to the extent permitted by, and
                         ---------------
in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Company Common Stock and any Acquiror Common Stock held by any such Affiliate shall not be transferable, regardless of whether such Affiliate has provided the applicable signed agreement referred to in Section
                                                                      -------
7.11(a), if such transfer, either alone or in the aggregate with other transfers
-------
by Affiliates, would preclude the ability of the parties hereto to have the Merger and the transactions contemplated hereby and by the Option Agreement accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC. Neither the Company nor Acquiror shall register the transfer of any shares of Company Common Stock or Acquiror Common Stock, as applicable, unless such transfer is made in compliance with the foregoing.

     SECTION 7.12.  Event Notices.

          From and after the date of this Agreement until the Effective Time, each party hereto will promptly notify the other parties hereto of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement or the Option Agreement not to be satisfied and (b) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement or the Option Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.12 will cure any breach of any representation or warranty,
     ------------
covenant, condition or agreement of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

     SECTION 7.13.  Option Agreement

          Concurrently with the execution of this Agreement, the Company shall deliver to Acquiror an executed Option Agreement. The Company agrees to perform to the fullest extent permitted under applicable law its obligations under the Option Agreement.

     SECTION 7.14.  Tax Treatment.

          Each of Acquiror and the Company shall use all reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)2(E) of the Code and will characterize the Merger as such a reorganization for purposes of all Tax Returns and other relevant filings. The Company and Acquiror shall cooperate and use their best efforts in obtaining the Legal Opinion. In connection therewith, each of the Company, Acquiror and Merger Sub shall deliver to Akin, Gump, Strauss, Hauer & Feld, L.L.P. (or Acquiror's legal counsel, if applicable) a representation letter (collectively, the "Representation Letters"), dated as of the Closing Date, in form and substance to be reasonably agreed upon by the Company, Acquiror and Merger Sub, on which Akin, Gump, Strauss, Hauer & Feld, L.L.P. (or Acquiror's legal counsel, if applicable) shall be entitled to rely in rendering its Legal Opinion pursuant to
Section 8.1(i); provided, however, that the failure of any of the Company,
--------------  --------  -------
Acquiror or Merger Sub to make any statement in a Representation Letter because of an event, or a change in facts or law, in either case outside of such party's control, shall not constitute a breach of this covenant.

     SECTION 7.15.  Pooling of Interests.

          Each of the Company and Acquiror shall use all reasonable efforts to cause the Merger to be accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion 16 and applicable SEC rules, regulations and policies and shall take no action that would cause such accounting treatment not to be obtained.

     SECTION 7.16.  Merger Sub.

          Acquiror shall cause Merger Sub to approve and adopt, and to perform its obligations in accordance with, this Agreement and shall take any and all steps necessary to cause Merger Sub to effect the transactions contemplated hereby.

     SECTION 7.17.  Board of Directors of  Acquiror.

          Promptly following the Effective Time, the Board of Directors of Acquiror will take all actions necessary such that Ronald Bloom, who as of the date hereof is the Chief Executive Officer of the Company, shall be appointed to Acquiror's Board of Directors with a term expiring at the annual meeting of Acquiror's stockholders to be held in calendar year 2000 (the "Year 2000
                                                              ----------
Meeting") and shall include Ronald Bloom in the slate of nominees recommended by Acquiror's Board of Directors to the stockholders of Acquiror at the Year 2000 Meeting.

     SECTION 7.18.  Publishing Financial Results.

          Acquiror shall prepare and publicly release, as soon as practicable following the end of the first complete accounting month ending at least thirty
(30) days after the Closing Date, a report filed with the SEC on Form 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of the Acquiror and the Company for a period of at least thirty (30) days of combined operations of the Acquiror and the Company following the Closing Date; provided, however, that
                                                        ---------  -------
the Acquiror shall not be obligated to make such public release if the Acquiror determines based on Acquiror's good faith business judgment that such public release would be reasonably likely to (a) limit in any material respect the Acquiror's ability to undertake a planned underwritten public offering of Acquiror's securities to be covered by a registration statement to be filed with the SEC, or (b) cause a Material Adverse Effect on Acquiror.


ARTICLE VIII.
CLOSING CONDITIONS

     SECTION 8.1.   Conditions to Obligations of the Parties to Effect the
                    Merger.

          The respective obligations of the parties hereto to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a)  Stockholder Approval.  Each of the Company Stockholder Approval
               --------------------
and Acquiror Stockholder Approval shall have been obtained.

          (b)  Effectiveness of Registration Statement.  The Registration
               ---------------------------------------
Statement shall have been declared effective by the SEC under the Securities Act prior to the mailing of the Joint Proxy Statement by each of the Company and Acquiror to their respective stockholders and no stop order suspending the effectiveness of such registration statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC.

          (c)  No Order.  No Governmental Entity or federal or state court of
               --------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, rule, ordinance, regulation, executive order, decree, judgment, stipulation, injunction or other order (whether temporary, preliminary or permanent) (collectively, an "Order"), in any case which is in effect and
                                 -----
which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use
                                --------  -------
their reasonable efforts to cause any such Order to be vacated or lifted.

          (d)  Nasdaq Listing.  Acquiror Common Stock issuable to the holders of
               --------------
Company Common Stock pursuant to Section 2.1(a) of this Agreement shall have
                                 --------------
been included for quotation on Nasdaq upon official notice of issuance.

          (e)  HSR Act.  Any waiting period with any extensions thereof under
               -------
the HSR Act shall have expired or been terminated.

          (f)  Permits.  Each of the Company and Acquiror shall have obtained
               -------
such permits, authorizations, consents and approvals required to consummate the transactions contemplated hereby except for such permits, authorizations, consents and approvals the failure of which to obtain would not have a Material Adverse Effect on the Company or Acquiror.

          (g)  Company Pooling Letter.  There shall have been delivered to
               ----------------------
Acquiror and the Company a letter from the Company's independent accountants, dated as of the Closing Date and addressed to Acquiror and the Company, reasonably satisfactory in form and substance to Acquiror, setting forth the concurrence of the Company's independent accountants with the conclusion of the Company's management that the transactions contemplated herein will qualify as a "pooling of interests" and to the effect that (i) after reasonable investigation, the Company's independent accountants are not aware of any fact concerning the Company or any of the Holders or any Affiliates of the Company that could preclude

Acquiror from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC, and (ii) the Merger is eligible to be accounted for as a "pooling of interest" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC;

          (h)  Acquiror Pooling Letter.  There shall have been delivered to
               -----------------------
Acquiror and the Company a letter from Acquiror's independent accountants, dated as of the Closing Date and addressed to the Company and Acquiror, reasonably satisfactory in form and substance to Acquiror, to the effect that (i) after reasonable investigation, Acquiror's independent accountants are not aware of any fact concerning Acquiror or any of its Affiliates that could preclude Acquiror from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC, and (ii) the Merger is eligible to be accounted for as a "pooling of interest" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC; and

          (i)  Legal Opinion.  The Company and the Holders shall have received a
               -------------
legal opinion addressed to the Company and the Holders from Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion and the Representation Letters, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a)2(E) of the Code (it being understood that, if such counsel to the Company does not render such opinion, the condition set forth in this Section shall nonetheless be deemed to be satisfied if Acquiror's legal counsel renders such an opinion to the Company and the Holders). The legal opinion to be delivered by Akin, Gump, Strauss, Hauer & Feld, L.L.P. or Acquiror's legal counsel pursuant to this Section 8.1(i)
                                                                  --------------
shall be referred to herein as the "Legal Opinion."
                                    -------------

     SECTION 8.2.   Additional Conditions to Obligations of Acquiror and Merger
                    Sub.

          The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement (except the transactions contemplated in the Acquiror Voting Agreement) shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable law:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company made in this Agreement shall be true and correct in all
material respects when made and on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date or time); provided, however, that, notwithstanding the foregoing, the representations and
--------  -------
warranties of the Company set forth in Section 3.3(d) shall be true and correct
                                       --------------
in all respects. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect.

          (b)  Agreements and Covenants.  The agreements and covenants of the
               ------------------------
Company required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect.

          (c)  No Material Adverse Changes.
               ---------------------------

               (i) There shall have been no Material Adverse Effect on the Company since the date of this Agreement (it being understood that a decline in the price of a share of Company Common Stock shall not constitute a Material Adverse Effect on the Company for purposes of any provision of this Agreement).

               (ii) There shall have been no development, change, event or effect with respect to the Securities Litigation that individually or in the aggregate (taking into account all other such developments, changes, events or effects with respect to the Securities Litigation) which has increased, or would be reasonably likely to increase, the likelihood in any material respect that either the Company or any of the officers or directors of the Company will be found or determined to be liable for damages or other losses, or to have engaged in any fraudulent or other actions not otherwise covered under the Company's insurance policies, in each case with respect to the Securities Litigation.

          (d)  No Litigation.  There shall not be pending or threatened any
               -------------
suit, action, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from Acquiror or any Acquiror Subsidiary any damages that may be material to Acquiror, (iii) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (iv) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Company; or (v) which, if adversely determined, could have a Material Adverse Effect on the Company or Acquiror.

          (e)  Directors and Officer's Insurance.  There shall be evidence that
               ---------------------------------
the current policies of the directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior the Effective Time shall have been extended and shall remain in full force and effect.

     SECTION 8.3.   Additional Conditions to Obligations of the Company.

          The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement (except the transactions contemplated in the Company Voting Agreement or the Option Agreement) are also subject to the following conditions any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable law:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date and time). The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to such effect.

          (b)  Agreements and Covenants.  The agreements and covenants of
               ------------------------
Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to such effect.

          (c)  No Material Adverse Change.   There shall have been no Material
               --------------------------
Adverse Effect on Acquiror since the date of this Agreement (it being understood that a decline in the price of a share of Acquiror Common Stock shall not constitute a Material Adverse Effect on Acquiror for purposes of any provision of this Agreement).

ARTICLE IX.
TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1.   Termination.

          This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company or the stockholders of Acquiror:

          (a)  by mutual written consent of Acquiror and the Company;

          (b) by Acquiror, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 8.2(a) or Section 8.2(b)
                                                --------------    --------------
would not be satisfied (a "Terminating Company Breach"); provided, that, if such
                           --------------------------
Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Acquiror may not terminate this Agreement under this Section
                                                                         -------
9.1(b);
------

          (c) by the Company, upon material breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement such that the conditions set forth in Section 8.3(a) or Section 8.3(b)
                                                --------------    --------------
would not be satisfied (a "Terminating Acquiror Breach"); provided, that, if
                           ---------------------------
such Terminating Acquiror Breach is curable by Acquiror through the exercise of their reasonable efforts and for so long as Acquiror continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this
Section 9.1(c);
--------------

          (d) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger; provided, that the party seeking to terminate this Agreement pursuant to this

Section 9.1(d) shall have used reasonable efforts to cause any such Order to be
--------------
vacated or lifted;

          (e) by either Acquiror or the Company, if the Merger shall not have been consummated on or before that date which is two hundred seventy (270) calendar days after the date hereof (the "Outside Date"); provided, however,
                                          ------------    --------  -------
that the right to terminate this Agreement under this Section 9.1(e) shall not
                                                      --------------
be available to any party whose material breach of its obligations under this Agreement has been the cause of the failure of the Merger to occur on or before the Outside Date; and provided further, that in the event that the failure of
                      ----------------
the Merger to have been consummated on or before the Outside Date is the result of the failure of the Company to timely fulfill any obligation of the Company under this Agreement and Acquiror has notified the Company in writing that it intends to terminate this Agreement pursuant to this Section 9.1(e) as a result
                                                     --------------
of such failure by the Company (which termination will result in the occurrence of a Triggering Event (as defined in the Option Agreement) pursuant to Section 2(b)(iii) of the Option Agreement), then the Company may, by providing written notice to Acquiror within five (5) days after receipt of such notice from Acquiror, extend the Outside Date to that date which is no more than ninety (90) days after the Outside Date (so long as such obligation is capable of being satisfied and fulfilled by such date);

          (f) by either Acquiror or the Company, if the requisite vote of the stockholders of the Company or of Acquiror required by this Agreement shall not have been obtained at the Company Stockholders Meeting or the Acquiror

Stockholders Meeting, as the case may be (including any adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 9.1(f) shall not be available to any party who has not
           --------------
complied with its obligations under Section 7.3(b) or Section 7.3(c), as the
                                    --------------    ---------------
case may be;

          (g) by Acquiror, if: (i) the Board of Directors of the Company withdraws or modifies its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Board of Directors of the Company shall have recommended to the stockholders of the Company any Acquisition Proposal or resolved to do so; (ii) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Company Common Stock is commenced or a registration statement with respect thereto shall have been filed and, in each such case, the Board of Directors of the Company, within ten (10) Business Days after such tender offer or exchange offer is so commenced or such registration statement is so filed, as the case may be, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) the Company breaches in any material respect the Option Agreement;

          (h) by the Company, if the Board of Directors of the Company shall have determined to recommend an Acquisition Proposal to its stockholders after determining, pursuant to Section 7.8, that such Acquisition Proposal constitutes
                         -----------
a Superior Proposal, and the Company gives Acquiror at least three (3) Business Days prior notice of its intention to effect such termination pursuant to this

Section 9.1(h), and the Company makes the payment required pursuant to Section
---------------                                                        -------
9.6(a) of this Agreement and pays the expenses for which the Company is
------
responsible under Section 9.5 of this Agreement; or
                  -----------

          (i) by Acquiror, if any Person (other than Acquiror or any Affiliate of Acquiror pursuant to the Option Agreement) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the regulations promulgated thereunder), other than a "group" comprised of all of the Persons listed on the signature pages to the Company Voting Agreement, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, fifty percent (50%) or more of the then outstanding shares of capital stock of the Company.

          The right of any party hereto to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless
     -----------
of any investigation made by or on behalf of any party hereto, any Affiliate of such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     SECTION 9.2.   Effect of Termination.

          Except as provided in Section 9.5 and Section 9.6 of this Agreement,
                                -----------     -----------
in the event of the termination of this Agreement pursuant to Section 9.1, this
                                                              -----------
Agreement shall forthwith become void, there shall be no liability on the part of Acquiror or the Company or any of their respective officers, directors, stockholders or Affiliates to the other, and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any willful breach by a party of any of its representations, warranties, covenants or agreements in this Agreement; and provided that the Option Agreement and the provisions of Section 7.2, Section 9.5 and Section 9.6
                                       -----------  -----------     -----------
of this Agreement will remain in full force and effect and survive any termination of this Agreement.

     SECTION 9.3.   Amendment.

          This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the
                --------  -------
stockholders of the Company or stockholders of Acquiror, no amendment may be made which by law or rule of Nasdaq requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     SECTION 9.4.   Extension; Waiver.

          At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bond thereby.

     SECTION 9.5.   Transaction Fees, Expenses and Other Payments.

          Except as otherwise set forth in this Section 9.5, all costs and
                                                -----------
expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses, whether or not the Merger is consummated; provided, however, that in the event that the transactions
                --------  -------
hereby are not
consummated, Acquiror and the Company shall share equally all costs and expenses (other than attorney's and accountants' fees and expenses) incurred in relation to printing and filing and, as applicable, mailing the Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement and the fees required under the HSR Act and applicable foreign laws, if any, incurred in connection with the transactions contemplated under this Agreement.

     SECTION 9.6.   Termination Fees.

          (a)  If this Agreement is terminated (i) by Acquiror pursuant to
Section 9.1(g), or (ii) by the Company pursuant to Section 9.1(h), the Company
--------------                                     --------------
shall pay to Acquiror a termination fee of Six Million Dollars ($6,000,000) in cash (the "Termination Fee"), within two (2) Business Days after any such
           ---------------
termination.

          (b)  If this Agreement is terminated pursuant to Section 9.1(e) as a
                                                           --------------
result of the failure of the Company to timely fulfill any obligation under this Agreement, and if an Acquisition Proposal involving the Company is thereafter consummated or the Company enters into a definitive agreement with respect to an Acquisition Proposal, in either case, within twelve (12) months after such termination of this Agreement, the Company shall pay to Acquiror the Termination Fee, at or prior to the consummation of such Acquisition Proposal, or within two
(2) Business Day following the date of execution of such definitive agreement, whichever is earlier.

          (c) If this Agreement is terminated (i) by either Acquiror or the Company pursuant to Section 9.1(f) as a result of the failure to receive the
                    --------------
requisite vote for approval of this Agreement and the Merger by the Stockholders of the Company at the Company Stockholders Meeting, or (ii) by Acquiror pursuant to Section 9.1(b) as a result of a Terminating Company Breach that has not been
   --------------
cured by the Company pursuant to Section 9.1(b), then, in either such case, the
                                 --------------
Company shall pay to Acquiror a termination fee of Three Million Dollars ($3,000,000) in cash, within thirty (30) days after such termination. If an Acquisition Proposal involving the Company is thereafter consummated or the Company enters into a definitive agreement with respect to an Acquisition Proposal, in either case, within twelve (12) months after any such termination of this Agreement, the Company shall pay to Acquiror an additional termination fee of Three Million Dollars ($3,000,000) in cash, at or prior to the consummation of such Acquisition Proposal, or within two (2) Business Day following the date of execution of such definitive agreement, whichever is earlier.

          (d)  If this Agreement is terminated by the Company pursuant to
Section 9.1(c) as a result of a Terminating Acquiror Breach that has not been
--------------
cured
by Acquiror pursuant to Section 9.1(c), then Acquiror shall pay to the Company a
                        --------------
termination fee of Three Million Dollars ($3,000,000) in cash, within thirty
(30) days after such termination.

          (e) Any payment required to be made by the Company pursuant to Section
                                                                         -------
9.6 of this Agreement shall be made by wire transfer of immediately available
---
funds to an account designated by Acquiror. Any payment required to be made by Acquiror pursuant to Section 9.6(d) of this Agreement shall be made by wire
                     --------------
transfer of immediately available funds to an account designated by the Company.


ARTICLE X.
GENERAL PROVISIONS

     SECTION 10.1.  Effectiveness of Representations, Warranties and Agreements.

          (a)  Except as set forth in Section 10.1(b) of this Agreement, the
                                      ---------------
representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect up to the Effective Time regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

          (b) The representations and warranties in this Agreement will terminate at the Effective Time; provided, however, that the covenants and
                                 --------  -------
agreements of the parties which by their respective terms contemplate performance after the Effective Time or after the termination of this Agreement pursuant to Article IX shall survive the Effective Time or the termination, as applicable.

     SECTION 10.2.  Notices.

          All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)  If to Acquiror or Merger Sub:

                    ANSWERTHINK CONSULTING GROUP, INC.
                    1001 Brickell Bay Drive
                    Suite 3000
                    Miami, Florida  33131
                    Telecopier No.: (305) 379-8810
                    Attention:  Ted A. Fernandez

                    With a copy (which shall not constitute notice) to:

                    Hogan & Hartson L.L.P.
                    Columbia Square
                    555 Thirteenth Street, N.W.
                    Washington, DC  20004
                    Telecopier No.:  (202) 637-5910
                    Attention:  J. Hovey Kemp, Esq.

          (b)  If to the Company:

                    THINK NEW IDEAS, INC.
                    45 West 36th Street
                    12th Floor
                    New York, NY  10018
                    Telecopier No.: (212) 629-6850
                    Attention: Ronald Bloom

                    With a copy (which shall not constitute notice) to:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    1333 New Hampshire Avenue
                    Suite 400
                    Washington, DC  20036
                    Telecopier No.: (202) 887-4288
                    Attention: Victoria A. Baylin, Esq.

     SECTION 10.3.  Certain Definitions.

          For purposes of this Agreement, the term:

          "Acquisition Proposal" means an inquiry, offer or proposal regarding
           --------------------
any of the following (other than the transactions contemplated by this Agreement or the Option Agreement) involving the Company or its Subsidiaries: (a) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or ten percent (10%) or more of the equity securities of, the Company or any of its Subsidiaries, in a single transaction or series of related transactions which could reasonably be expected to interfere with the completion of the Merger; (b) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of the Company or any Company Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; or (c) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

          "Affiliate" of any Person means: (a) a Person that directly or
           ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; and (b) as the context requires (including, without limitation, for purposes of Section 7.11 hereof),
                                                         ------------
any Person who is or may be an "affiliate" of such Person for purposes of Rule 145 under the Securities Act or SEC Accounting Series Release 135;

          "beneficial owner" (including the terms "beneficial ownership" and
           ----------------                        --------------------
"beneficially own") means with respect to any shares of capital stock, a Person
-----------------
who shall be deemed to be the beneficial owner or have beneficial ownership of such shares (a) which such Person or any of its Affiliates or associates beneficially owns, directly or indirectly, (b) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange
Act) has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, (c) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding voting or disposing of any such shares or (d) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

          "Business Day" means any day other than a day on which banks in the
           ------------
State of New York are authorized or obligated to be closed;

          "Commonwealth Associates Warrants" means (a) that certain Warrant to
           --------------------------------
Purchase Common Stock of THINK NEW IDEAS, INC. dated November 26, 1996, granted to Commonwealth Associates pursuant to an underwriting agreement by and between Commonwealth Associates and the Company, which warrant is exercisable for 215,000 share of Company Common Stock, and (b) each and every other warrant to purchase Company Common Stock into or for which said warrant has been or will be transferred, exchanged or divided pursuant to the terms and provisions of said warrant;

          "control" (including the terms "controlled by" and "under common
           -------                        -------------       ------------
control with") means the possession, directly or indirectly or as trustee or
------------
executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          "Earnout Agreements" means (a) that certain Agreement and Plan of
           ------------------
Merger dated November 3, 1997, by and between, inter alia, the Company and BBG
                                               ----- ----
New Media, Inc., (b) that certain Agreement and Plan of Merger dated June 27, 1998, by and between the Company and UbiCube Group, Inc., and (c) that certain Asset Purchase Agreement, dated as of March 10, 1999, by and between, inter alia, Envision Group and the Company;

          "Encumbrance" means any lien, pledge, charge, security interest or
           -----------
other Encumbrance of any nature;

          "Environmental Laws" means all applicable foreign, federal, state and
           ------------------
local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings;

          "Hazardous Materials" means wastes, substances, or materials (whether
           -------------------
solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants under any Environmental Laws, including, without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials, including sources of ionizing and nonionizing radiation", "petroleum products or wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Law;

          "Intellectual Property" means all (a) trademarks, service marks, trade
           ---------------------
dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (e) other proprietary rights, and
(f) copies and tangible embodiments thereof (in whatever form or medium);

          "March 1999 Financing" means the transactions contemplated by that
           --------------------
certain Securities Purchase Agreement dated March 4, 1999, by and among the Company, Capital Ventures International and Marshall Capital Management and the documents and instruments delivered in connection therewith;

          "Material Adverse Effect" means, with respect to a specified Person,
           -----------------------
any event, change, circumstance, condition, development, effect or occurrence that individually or in the aggregate (taking into account all other such events, changes, circumstances, conditions, developments, effects or occurrences) has had, caused or resulted in (or with the passage of time would be reasonably likely to have, cause, or result in) a material adverse effect on the business, operations, earnings, assets, properties, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, if any, taken as a whole, except to the extent that any such event, change, circumstance, condition, development, effect or occurrence is directly caused by: (a) conditions generally affecting national, regional or world economics;
(b) conditions generally affecting the industry of such Person; (c) the announcement, pendency or process of effectuating the Merger or the transactions contemplated hereby which directly results in a delay of, reduction in or cancellation or change in the terms of customer engagements, projects or relationships; or (d) a change in the market price or trading volume of the securities of such Person; which conditions (in the case of clauses (a) and (b) do not affect such Person in a disproportionate manner as compared with other Persons in such Person's industry). For purposes of this Agreement, the parties acknowledge and agree that (i) the industry of the Company is the interactive marketing industry, and (ii) the industry of Acquiror is the information technology services industry.

          "Person" means an individual, corporation, partnership, association,
           ------
trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

          "reasonable efforts" means, as to a party hereto, an undertaking by
           ------------------
such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances, which means, among other things, that such party shall not be required to (a) expend funds other than for payment of the reasonable and customary costs and expenses of employees, counsel, consultants, representatives or agents of such party in connection with the performance or satisfaction of such obligation or duty or other action or (b) institute litigation or arbitration as a part of its reasonable efforts;

          "Securities Litigation" means any and all actions, suits, proceedings,
           ---------------------
claims, arbitrations or investigations relating to any matters alleged in connection with the shareholders litigation involving the Company filed in the U.S. District Court for the Southern District of New York (In re Think New
                                                           ---------------
Ideas, Inc., Consolidated Securities Litigation, No. 98 Civ. 6809 (SHS));
-----------------------------------------------

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary of such Person) (a) owns, directly or indirectly, fifty percent (50%) or more of the capital stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (b) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise);

          "Superior Proposal" means a bona fide Acquisition Proposal made by any
           -----------------
Person that the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration to the Company's stockholders provided for in such proposal exceeds the value of the consideration to the Company's stockholders provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company (based on the written advice of the Company's independent financial advisor), is reasonably capable of being obtained by such Person;

          "Tax" (including, with correlative meaning, the terms "Taxes" and
           ---                                                   -----
"Taxable") shall include, except where the context otherwise requires, all
--------
federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments or claims of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     SECTION 10.4.  Headings.

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.5.  Severability.

          If any term or other provision of this Agreement is deemed invalid, illegal or incapable of being enforced pursuant to any rule of law or public policy or other Order by a court of competent jurisdiction or otherwise, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.6.  Entire Agreement.

          This Agreement (together with the Exhibits, the disclosure schedules of the parties and the other documents specified herein and delivered pursuant hereto) and the Option Agreement and the Confidentiality Agreement constitute the entire agreement of the parties with respect to the subject matter contained herein and therein and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

     SECTION 10.7.  Specific Performance.

          The transactions contemplated by this Agreement are unique. Accordingly, the parties acknowledge and agree that, in addition to all other remedies to which they may be entitled, each shall be entitled to a decree of specific performance.

     SECTION 10.8.  Assignment.

          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     SECTION 10.9.  Third Party Beneficiaries.

          Subject to Section 10.8, this Agreement shall be binding upon and
                     ------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for (a) the Indemnified Parties under Section 7.6, and (b) the
                                                       -----------
rights of the Holders to receive the Merger Consideration and any cash in lieu of fractional shares payable in the Merger pursuant to Sections 2.1(a) and (d).
                                                       -----------------------

     SECTION 10.10.  Governing Law.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 10.11.  Counterparts.

          This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


          [The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.

                              THINK NEW IDEAS, INC.

                              By:  /s/ Ronald Bloom
                                   -----------------------------------------
                                   Name:   Ronald Bloom
                                   Title:  Chief Executive Officer


                              ANSWERTHINK CONSULTING GROUP, INC.

                              By:  /s/ Ted A. Fernandez
                                   -----------------------------------------
                                   Name:   Ted A. Fernandez
                                   Title:  Chairman of the Board, President
                                           and Chief Executive Officer


                              DARWIN ACQUISITION CORP.

                              By:  /s/ Ted A. Fernandez
                                   -----------------------------------------
                                   Name:   Ted A. Fernandez
                                   Title:  Chairperson of the Board
                                           and President

                                    FORM OF
                          COMPANY AFFILIATE AGREEMENT

                                 June 24, 1999

Think New Ideas, Inc.
45 W 36th Street, 12th Floor
Suite 160
New York, New York 10018


AnswerThink Consulting Group, Inc.
1001 Brickell Bay Drive
Suite 3000
Miami, Florida 33131

          Re:  Affiliate Agreement

Ladies and Gentlemen:

          The undersigned is a stockholder of THINK NEW IDEAS, INC., a Delaware corporation (the "Company"), and will become a stockholder of ANSWERTHINK
                  -------
CONSULTING GROUP, INC., a Florida corporation ("Acquiror"), pursuant to the
                                                --------
transactions described in the Agreement and Plan of Merger, dated as of June 24, 1999 (the "Merger Agreement"), by and among the Company, Acquiror, and DARWIN
           ----------------
ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"). Under the terms of the Merger Agreement, the Merger
           ----------
Sub will be merged with and into the Company and the shares of common stock of the Company, $.0001 par value per share (the "Company Common Stock"), will be
                                              --------------------
converted into and exchanged for shares of common stock of Acquiror, par value $.001 per share ("Acquiror Common Stock"). This Affiliate Agreement represents
                  ---------------------
an agreement by and among the undersigned, the Company and Acquiror regarding certain rights and obligations of the undersigned in connection with the (i) shares of Company Common Stock beneficially owned by the undersigned and (ii) shares of Acquiror Common Stock into which such shares of Company Common Stock are to be converted as a result of the merger (the "Merger") of the Merger Sub
                                                    ------
with and into the Company.

          In consideration of the Merger and the mutual covenants contained herein, the undersigned and Acquiror hereby agree as follows:

          1.    Affiliate Status.  The undersigned understands and agrees that
                ----------------
as to the Company he or she may be deemed to be an "affiliate" as that term is used in SEC Accounting Series Release Nos. 130 and 135 and Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the
                                                            ---

Securities Act of 1933, as amended (the "1933 Act"), and the undersigned
                                         --------
anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

          2.    Restriction on Disposition.
                --------------------------

          (a) The undersigned agrees that during the Pooling Period (as defined below) he or she will not sell, transfer, or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of the (i) shares of Company Common Stock over which the undersigned has or shares voting or dispositive power with respect thereto or (ii) shares of Acquiror Common Stock into which such shares of Company Common Stock are converted upon consummation of the Merger or upon the exercise of any options to purchase Acquiror Common Stock. Notwithstanding the foregoing, the undersigned may sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative with respect to a de minimis (such amount to be determined in accordance with accounting rules, regulations, interpretations and bulletins of the SEC) number of (i) shares of Company Common Stock over which the undersigned has or shares voting or dispositive power with respect there to or (ii) shares of Acquiror Common Stock into which such shares of Company Common Stock are converted upon consummation of the Merger or upon the exercise of any options to purchase Acquiror Common Stock (any such transfer, a "De Minimis Transfer"), provided,
                                             -------------------    ---------
however, that any De Minimis Transfer shall be subject to the prior written
-------
consent and approval of Acquiror and Acquiror shall be entitled to withhold such consent and approval (such consent and approval not to be unreasonably withheld) if the Acquiror reasonably believes (after consultation with Acquiror's independent public accountants) that such De Minimis Transfer (along with any other De Minimis Transfers by the undersigned or any other "affiliate" of the Company or the Acquiror) would prevent accounting for the Merger as a "pooling of interests".

          (b)  For purposes of this Affiliate Agreement, "Pooling Period" shall
                                                          --------------
mean the period commencing thirty (30) days prior to the Effective Time and ending on the date which is one business day after publication by Acquiror of its results of post-Merger operations for the period which includes at least thirty (30) days of post-Merger combined operations of Acquiror and the Company whether by issuance of a quarterly earnings report on Form 10-K, 10-Q or other public issuance (such as a press release) that includes such information. The undersigned understands that reducing his or her risk relative to such shares of Company Common Stock or Acquiror Common Stock includes, but is not limited to, using such shares to secure a loan, purchasing a put option to sell such shares or otherwise entering a put agreement with respect to such shares.

          3.  Covenants and Warranties of Undersigned.  The undersigned
              ---------------------------------------
represents, warrants and agrees that Acquiror has advised the undersigned that the Acquiror Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

          4.  Restrictions on Transfer.  Except with respect to De Minimis
              ------------------------
Transfers permitted hereunder, the undersigned understands and agrees that stop transfer instructions with respect to the shares of Acquiror Common Stock received by the undersigned pursuant to the Merger will be given to the Acquiror's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

               "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as AnswerThink Consulting Group, Inc. ("Acquiror") has published the
                                                    --------
               financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected (except for such sales to the extent permitted pursuant to a limited de minimis transfer exception under the accounting rules, regulations, interpretations and bulletins of the SEC). In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) of the Rules and Regulations of such Act (in the case of shares issued to an individual who is not an affiliate of Acquiror) or
               (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Acquiror), or (3) in accordance with a legal opinion satisfactory to counsel for Acquiror that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing Acquiror securities issued subsequent to the original issuance of the Acquiror Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Acquiror Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Acquiror shall cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 promptly after the requirements of ASR 130 and 135 have been met upon receipt of an opinion of counsel reasonably acceptable to Acquiror to the effect that such legend may be removed (the Acquiror may waive, in the Acquiror's sole and absolute discretion, the Acquiror's right to receive such opinion). In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Acquiror Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Acquiror, upon the request of the undersigned, will cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Acquiror of an opinion of counsel reasonably acceptable to Acquiror to the effect that such legend may be removed.

          5.  Certain Understandings and Acknowledgments.  The undersigned
              ------------------------------------------
acknowledges and understands that the representations, warranties and covenants of the undersigned set forth herein will be relied upon by Acquiror and the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if the undersigned's representations, warranties or covenants are breached. The undersigned has carefully read the Merger Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of, or reduce his risks relative to, the shares of Acquiror Common Stock to be received by the undersigned, to the extent he or she believes necessary, with his or her counsel or counsel for the Company.

          6.  Transfer Under Rule 145(d).  If the undersigned desires to sell or
              --------------------------
otherwise transfer the shares of Acquiror Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Acquiror Common Stock together with such additional information as the transfer agent may reasonably request. If counsel reasonably acceptable to Acquiror concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), upon receipt of an opinion of counsel reasonably acceptable to Acquiror, Acquiror will so instruct to provide such opinions as may be necessary to the transfer agent so that the undersigned may complete the proposed sale or transfer.

          7.  Acknowledgments.  The undersigned recognizes and agrees that the
              ---------------
foregoing provisions also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or an executive officer of Acquiror or becomes a director or executive officer of Acquiror upon consummation of the Merger, among other things, any sale of Acquiror Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

          8.  Miscellaneous.  This Affiliate Agreement is the complete agreement
              -------------
between the Company, Acquiror and the undersigned concerning the subject matter hereof. Nothing set forth herein, however, shall be construed to limit in any way any of the undersigned's other rights incident to ownership of shares of Company Common Stock or Acquiror Common Stock. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.


            [the remainder of this page is intentionally left blank]

          This Affiliate Agreement is executed as of the 24th day of June, 1999.


                                    Very truly yours,




                                    -------------------------------------
                                    Signature
                                    Name:
                                         --------------------------------
                                    Address:
                                    -------------------------------------

                                    -------------------------------------




AGREED TO AND ACCEPTED as of
June 24, 1999


ANSWERTHINK CONSULTING GROUP, INC.


By:
   ----------------------------------------
   Name:  Ted A. Fernandez
   Title: Chairman of the Board, President
          and Chief Executive Officer


THINK NEW IDEAS, INC.


By:
   ----------------------------------------
    Name:  Ronald Bloom
    Title: Chief Executive Officer

                                    FORM OF
                          ACQUIROR AFFILIATE AGREEMENT

                                 June 24, 1999


AnswerThink Consulting Group, Inc.
1001 Brickell Bay Drive
Suite 3000
Miami, Florida 33131



          Re:  Affiliate Agreement

Ladies and Gentlemen:

          The undersigned is a stockholder of ANSWERTHINK CONSULTING GROUP, INC., a Florida corporation ("Acquiror"). Under the terms of the Agreement and
                              --------
Plan of Merger, dated as of June 24, 1999 (the "Merger Agreement"), by and among
                                                ----------------
Acquiror, THINK NEW IDEAS, INC. (the "Company") and DARWIN ACQUISITION CORP., a
                                      -------
Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"),
                                                                 ----------
the Merger Sub will be merged with and into the Company (the "Merger") and the
                                                              ------
shares of common stock of the Company, $.0001 par value per share, will be converted into and exchanged for shares of common stock of Acquiror, par value $.001 per share ("Acquiror Common Stock"). This Affiliate Agreement represents
                  ---------------------
an agreement between the undersigned and Acquiror regarding certain rights and obligations of the undersigned in connection with the shares of Acquiror Common Stock beneficially owned by the undersigned.

          In consideration of the Merger and the mutual covenants contained herein, the undersigned and Acquiror hereby agree as follows:

          1.    Affiliate status.  The undersigned understands and agrees that
                ----------------
as to Acquiror he or she may be deemed to be an "affiliate" as that term is used in SEC Accounting Series Release Nos. 130 and 135 and Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the
                                                        ---
Securities Act of 1933, as amended (the "1933 Act"), and the undersigned
                                         --------
anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

          2.  Restriction on Disposition.
              --------------------------

          (a) The undersigned agrees that during the Pooling Period (as defined below) he or she will not sell, transfer, or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of the shares of Acquiror Common Stock over which the undersigned has or shares voting or dispositive power with respect thereto. Notwithstanding the foregoing, the undersigned may sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative with respect to a de minimis (such amount to be determined in accordance with accounting rules, regulations, interpretations and bulletins of the SEC) number of shares of Acquiror Common Stock (any such transfer, a "De Minimis Transfer"), provided, however, that any De Minimis
             -------------------    --------- -------
Transfer shall be subject to the prior written consent of and approval of Acquiror and Acquiror shall be entitled to withhold such consent and approval (such consent and approval not to be unreasonably withheld) if Acquiror reasonably believes (after consultation with Acquiror's independent public accountants) that such De Minimis Transfer (along with any other De Minimis Transfers by the undersigned or any other "affiliate" of Acquiror) would prevent accounting for the Merger as a "pooling of interests".

          (b)  For purposes of this Affiliate Agreement, "Pooling Period" shall
                                                          --------------
mean the period commencing thirty days (30) days prior to the Effective Time (as defined in the Merger Agreement) and ending on the date which is one business day after publication by Acquiror of its results of post-Merger operations for the period which includes at least thirty (30) days of post-Merger combined operations of Acquiror and the Company whether by issuance of a quarterly earnings report on Form 10-K, 10-Q or other public issuance (such as a press release) that includes such information. The undersigned understands that reducing his or her risk relative to such shares of Acquiror Common Stock includes, but is not limited to, using such shares to secure a loan, purchasing a put option to sell such shares or otherwise entering a put agreement with respect to such shares.

          3.  Certain Understandings and Acknowledgments.
              ------------------------------------------

          (a) The undersigned acknowledges and understands that the representations, warranties and covenants of the undersigned set forth herein will be relied upon by Acquiror and its respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if the undersigned's representations warranties or covenants are breached. The undersigned has carefully read the Merger Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of, or reduce his risks relative to, the shares of Acquiror Common Stock beneficially owned by the undersigned, to the extent he or she believes necessary, with his or her counsel or counsel for the Acquiror.

          (b) The undersigned recognizes and agrees that the foregoing provisions of this Affiliate Agreement also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

          5.  Miscellaneous.  This Affiliate Agreement is the complete agreement
              -------------
between Acquiror and the undersigned concerning the subject matter hereof. Nothing set forth herein, however, shall be construed to limit in any way any of the undersigned's other rights incident to ownership of shares of Acquiror Common Stock. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of law provisions thereof.


          [the remainder of this page is intentionally left blank]

          This Affiliate's Agreement is executed as of the 24th day of June, 1999.


                                    Very truly yours,




                                    ------------------------------------
                                    Signature
                                    Name:
                                         -------------------------------
                                    Address:
                                    ------------------------------------

                                    ------------------------------------




AGREED TO AND ACCEPTED as of
June 24, 1999

ANSWERTHINK CONSULTING GROUP, INC.

By:
    --------------------------
Name:
      ------------------------
Title:
       -----------------------